                                                                 EXHIBIT NO. 4.1


                      $30,000,000 REVOLVING CREDIT FACILITY
                            $100,000,000 TERM LOAN A
                            $100,000,000 TERM LOAN B

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                  by and among

                                 LINC.NET, INC.

                                       and

                             THE BANKS PARTY HERETO

                                 THE GUARANTORS

                    PNC BANK, NATIONAL ASSOCIATION, As Agent

           GENERAL ELECTRIC CAPITAL CORPORATION, As Syndication Agent

                                       and

                   PNC CAPITAL MARKETS, INC., As Lead Arranger



                            Dated as of June 16, 2000

             PREPARED BY BUCHANAN INGERSOLL PROFESSIONAL CORPORATION

                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
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
1.       CERTAIN DEFINITIONS......................................................................................2
         1.1      Certain Definitions.............................................................................2
         1.2      Construction...................................................................................27
         1.3      Accounting Principles..........................................................................28


2.       REVOLVING CREDIT FACILITY...............................................................................29
         2.1      Revolving Credit Commitments...................................................................29
         2.2      Nature of Banks' Obligations with Respect to Revolving Credit Loans............................29
         2.3      Commitment Fees................................................................................29
         2.4      Revolving Credit Loan Requests.................................................................30
         2.5      Making Revolving Credit Loans..................................................................30
         2.6      Revolving Credit Notes.........................................................................31
         2.7      Use of Proceeds................................................................................31
         2.8      Letter of Credit Subfacility...................................................................31


3.       TERM LOANS..............................................................................................31
         3.1      Term Loan A Commitments and Term Loan B Commitments............................................31
         3.2      Nature of Banks' Obligations with Respect to Term Loans........................................31
         3.3      Commitment Fees................................................................................32
         3.4      Term Loan A Requests...........................................................................32
         3.5      Making Term Loans A............................................................................33
         3.6      Term Loan Notes................................................................................33
         3.7      Use of Proceeds................................................................................34


4.       INTEREST RATES..........................................................................................35
         4.1      Interest Rate Options..........................................................................35
                  4.1.1        Revolving Credit Interest Rate Options............................................35
                  4.1.2        Term Loan Interest Rate Options...................................................35
                  4.1.3        Rate Quotations...................................................................36
         4.2      Interest Periods...............................................................................36
                  4.2.1        Amount of Borrowing Tranche.......................................................36
                  4.2.2        Renewals..........................................................................36
         4.3      Interest After Default.........................................................................36
                  4.3.1        Letter of Credit Fees, Interest Rate..............................................37
                  4.3.2        Other Obligations.................................................................37
                  4.3.3        Acknowledgment....................................................................37
         4.4      Euro-Rate Unascertainable; Illegality..........................................................37
                  4.4.1        Euro-Rate Unascertainable.........................................................37
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                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
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
                  4.4.2        Illegality........................................................................37
         4.5      Selection of Interest Rate Options.............................................................38


5.       PAYMENTS................................................................................................38
         5.1      Payments.......................................................................................38
         5.2      Pro Rata Treatment of Banks....................................................................39
         5.3      Interest Payment Dates.........................................................................39
         5.4      Voluntary Prepayments..........................................................................39
                  5.4.1        Right to Prepay...................................................................39
                  5.4.2        Voluntary Reduction of Revolving Credit Commitment................................40
         5.5      Mandatory Prepayments..........................................................................40
                  5.5.1        Excess Cash Flow..................................................................40
                  5.5.2        Sale of Assets; Casualty Event; Sale of Debt or Equity Securities.................41
                  5.5.3        Application Among Term Loans and Interest Rate Options............................42
                  5.5.4        Borrowing Base Exceeded...........................................................43
         5.6      Additional Compensation in Certain Circumstances...............................................43
                  5.6.1        Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital
                               Adequacy Requirements, Expenses, Etc..............................................43
                  5.6.2        Indemnity.........................................................................44


6.       REPRESENTATIONS AND WARRANTIES..........................................................................45
         6.1      Representations and Warranties.................................................................45
                  6.1.1        Organization and Qualification....................................................45
                  6.1.2        Capitalization and Ownership......................................................45
                  6.1.3        Subsidiaries......................................................................45
                  6.1.4        Power and Authority...............................................................46
                  6.1.5        Validity and Binding Effect.......................................................46
                  6.1.6        No Conflict.......................................................................46
                  6.1.7        Litigation........................................................................46
                  6.1.8        Title to Properties...............................................................47
                  6.1.9        Financial Statements..............................................................47
                  6.1.10       Use of Proceeds; Margin Stock; Section 20 Subsidiaries............................48
                  6.1.11       Full Disclosure...................................................................48
                  6.1.12       Taxes.............................................................................49
                  6.1.13       Consents and Approvals............................................................49
                  6.1.14       No Event of Default; Compliance with Instruments..................................49
                  6.1.15       Patents, Trademarks, Copyrights, Licenses, Etc....................................49
                  6.1.16       Security Interests................................................................50


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                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
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
                  6.1.17       Mortgage Liens....................................................................50
                  6.1.18       Status of the Pledged Collateral..................................................51
                  6.1.19       Insurance.........................................................................51
                  6.1.20       Compliance with Laws..............................................................51
                  6.1.21       Material Contracts; Burdensome Restrictions.......................................51
                  6.1.22       Investment Companies; Regulated Entities..........................................52
                  6.1.23       Plans and Benefit Arrangements....................................................52
                  6.1.24       Employment Matters................................................................53
                  6.1.25       Environmental Matters.............................................................54
                  6.1.26       Year 2000.........................................................................55
                  6.1.27       Senior Debt Status................................................................55
         6.2      Updates to Schedules...........................................................................55


7.       CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT.................................................56
         7.1      Loans and Letters of Credit on the Closing Date and in Connection with Permitted
                  Acquisitions...................................................................................56
                  7.1.1        Officer's Certificate.............................................................56
                  7.1.2        Secretary's Certificate...........................................................56
                  7.1.3        Delivery of Loan Documents........................................................57
                  7.1.4        Opinion of Counsel................................................................57
                  7.1.5        Legal Details.....................................................................57
                  7.1.6        Payment of Fees...................................................................57
                  7.1.7        Solvency..........................................................................58
                  7.1.8        Consents..........................................................................58
                  7.1.9        Officer's Certificate Regarding MACs..............................................58
                  7.1.10       No Violation of Laws..............................................................58
                  7.1.11       No Actions or Proceedings.........................................................58
                  7.1.12       Insurance Policies; Certificates of Insurance; Endorsements.......................58
                  7.1.13       Title Insurance...................................................................59
                  7.1.14       Evidence of Lien Priority.........................................................59
                  7.1.15       Landlord's Waiver.................................................................59
                  7.1.16       Consummation of Transactions......................................................59
                  7.1.17       Lien Search.......................................................................60
                  7.1.18       Due Diligence and Contingent Liabilities..........................................60
                  7.1.19       Year 2000.........................................................................60
         7.2      Each Additional Loan or Letter of Credit.......................................................60


8.       COVENANTS...............................................................................................61
         8.1      Affirmative Covenants..........................................................................61
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                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
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
                  8.1.1        Preservation of Existence, Etc....................................................61
                  8.1.2        Payment of Liabilities, Including Taxes, Etc......................................61
                  8.1.3        Maintenance of Insurance..........................................................61
                  8.1.4        Maintenance of Properties and Leases..............................................62
                  8.1.5        Maintenance of Patents, Trademarks, Etc...........................................62
                  8.1.6        Visitation Rights.................................................................62
                  8.1.7        Keeping of Records and Books of Account...........................................62
                  8.1.8        Plans and Benefit Arrangements....................................................63
                  8.1.9        Compliance with Laws..............................................................63
                  8.1.10       Use of Proceeds...................................................................63
                  8.1.11       Further Assurances................................................................63
                  8.1.12       Subordination of Intercompany Loans; Management Fees..............................63
                  8.1.13       Interest Rate Protection..........................................................64
                  8.1.14       Key Man Life Insurance............................................................64
                  8.1.15       Environmental Assessments.........................................................64
         8.2      Negative Covenants.............................................................................65
                  8.2.1        Indebtedness......................................................................65
                  8.2.2        Liens.............................................................................66
                  8.2.3        Guaranties........................................................................66
                  8.2.4        Loans and Investments.............................................................66
                  8.2.5        Dividends and Related Distributions...............................................67
                  8.2.6        Liquidations, Mergers, Consolidations, Acquisitions...............................68
                  8.2.7        Dispositions of Assets or Subsidiaries............................................70
                  8.2.8        Affiliate Transactions............................................................71
                  8.2.9        Subsidiaries, Partnerships and Joint Ventures.....................................71
                  8.2.10       Continuation of or Change in Business.............................................72
                  8.2.11       Plans and Benefit Arrangements....................................................72
                  8.2.12       Fiscal Year.......................................................................73
                  8.2.13       Issuance of Stock.................................................................73
                  8.2.14       Changes in Organizational Documents and Acquisition Agreements....................73
                  8.2.15       Capital Expenditures and Leases...................................................73
                  8.2.16       Minimum Fixed Charge Coverage Ratio...............................................74
                  8.2.17       Maximum Leverage Ratio............................................................74
                  8.2.18       Minimum Interest Coverage Ratio...................................................75
                  8.2.19       Calculation of Financial Statement Covenants......................................75
         8.3      Reporting Requirements.........................................................................76


9.       DEFAULT.................................................................................................76
         9.1      Events of Default..............................................................................76


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                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
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
                  9.1.1        Payments Under Loan Documents.....................................................76
                  9.1.2        Breach of Warranty................................................................76
                  9.1.3        Breach of Negative Covenants or Visitation Rights.................................77
                  9.1.4        Breach of Other Covenants.........................................................77
                  9.1.5        Defaults in Other Agreements or Indebtedness......................................77
                  9.1.6        Final Judgments or Orders.........................................................77
                  9.1.7        Loan Document Unenforceable.......................................................77
                  9.1.8        Uninsured Losses; Proceedings Against Assets......................................78
                  9.1.9        Notice of Lien or Assessment......................................................78
                  9.1.10       Insolvency........................................................................78
                  9.1.11       Events Relating to Plans and Benefit Arrangements.................................78
                  9.1.12       Cessation of Business.............................................................79
                  9.1.13       Change of Control.................................................................79
                  9.1.14       Involuntary Proceedings...........................................................79
                  9.1.15       Voluntary Proceedings.............................................................79
         9.2      Consequences of Event of Default...............................................................80
                  9.2.1        Events of Default Other Than Bankruptcy, Insolvency or Reorganization
                               Proceedings.......................................................................80
                  9.2.2        Bankruptcy, Insolvency or Reorganization Proceedings..............................80
                  9.2.3        Set-off...........................................................................80
                  9.2.4        Suits, Actions, Proceedings.......................................................81
                  9.2.5        Application of Proceeds...........................................................81
                  9.2.6        Other Rights and Remedies.........................................................82
         9.3      Notice of Sale.................................................................................82


10.      THE AGENT...............................................................................................82


11.      MISCELLANEOUS...........................................................................................82
         11.1     Modifications, Amendments or Waivers...........................................................82
                  11.1.1       Increase of Commitment; Extension or Expiration Date..............................82
                  11.1.2       Extension of Payment; Reduction of Principal Interest or Fees;
                               Modification of Terms of Payment..................................................83
                  11.1.3       Release of Collateral or Guarantor................................................83
                  11.1.4       Miscellaneous.....................................................................83
         11.2     No Implied Waivers; Cumulative Remedies; Writing Required......................................83
         11.3     Reimbursement and Indemnification of Banks by the Borrower; Taxes..............................84
         11.4     Holidays.......................................................................................85
         11.5     Funding by Branch, Subsidiary or Affiliate.....................................................85
                  11.5.1       Notional Funding..................................................................85


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                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
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
                  11.5.2       Actual Funding....................................................................85
         11.6     Notices........................................................................................86
         11.7     Severability...................................................................................86
         11.8     Governing Law..................................................................................87
         11.9     Prior Understanding............................................................................87
         11.10    Duration; Survival.............................................................................87
         11.11    Successors and Assigns.........................................................................88
         11.12    Confidentiality................................................................................89
                  11.12.1      General...........................................................................89
                  11.12.2      Sharing Information With Affiliates of the Banks..................................89
         11.13    Counterparts...................................................................................90
         11.14    Agent's or Bank's Consent......................................................................90
         11.15    Exceptions.....................................................................................90
         11.16    CONSENT TO FORUM; WAIVER OF JURY TRIAL.........................................................90
         11.17    Tax Withholding Clause.........................................................................91
         11.18    Joinder of Guarantors..........................................................................91


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


                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES
SCHEDULE 1.1(A)              -      PRICING GRID
SCHEDULE 1.1(B)              -      COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 6.1.1               -      QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2               -      CAPITALIZATION
SCHEDULE 6.1.3               -      SUBSIDIARIES
SCHEDULE 6.1.8               -      OWNED AND LEASED REAL PROPERTY
SCHEDULE 6.1.13              -      CONSENTS AND APPROVALS
SCHEDULE 6.1.15              -      PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.
SCHEDULE 6.1.18              -      PARTNERSHIP AGREEMENTS; LLC AGREEMENTS
SCHEDULE 6.1.19              -      INSURANCE POLICIES
SCHEDULE 6.1.21              -      MATERIAL CONTRACTS
SCHEDULE 6.1.23              -      EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 6.1.25              -      ENVIRONMENTAL DISCLOSURES
SCHEDULE 8.2.1               -      PERMITTED INDEBTEDNESS
SCHEDULE 8.2.2               -      PERMITTED LIENS
SCHEDULE 8.2.4               -      PERMITTED INVESTMENTS
SCHEDULE 8.2.6               -      CERTAIN TARGET ACQUISITIONS
SCHEDULE 8.2.8               -      AFFILIATE TRANSACTIONS

EXHIBITS
EXHIBIT 1.1(A)               -      ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(C)               -      COLLATERAL ASSIGNMENT
EXHIBIT 1.1(G)(1)            -      GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)            -      GUARANTY AGREEMENT
EXHIBIT 1.1(I)(1)            -      INDEMNITY
EXHIBIT 1.1(I)(2)            -      INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(M)(1)            -      MORTGAGE
EXHIBIT 1.1(M)(2)                   MANAGEMENT FEE SUBORDINATION AGREEMENT
EXHIBIT 1.1(P)(1)            -      PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT
EXHIBIT 1.1(P)(2)            -      PLEDGE AGREEMENT
EXHIBIT 1.1(R)               -      REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)               -      SECURITY AGREEMENT
EXHIBIT 1.1(T)(1)            -      TERM NOTE A
EXHIBIT 1.1(T)(2)            -      TERM NOTE B
EXHIBIT 2.4                  -      LOAN REQUEST
EXHIBIT 2.8                  -      LETTERS OF CREDIT
EXHIBIT 3.4                  -      TERM LOAN A REQUEST
EXHIBIT 7.1.4                -      OPINION OF COUNSEL
EXHIBIT 7.1.15               -      LANDLORD'S WAIVER
EXHIBIT 8.1.14               -      LIFE INSURANCE ASSIGNMENT
EXHIBIT 8.2.6                -      ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 8.3                  -      REPORTING REQUIREMENTS
EXHIBIT 8.3.4                -      QUARTERLY COMPLIANCE CERTIFICATE
EXHIBIT 10                   -      AGENT PROVISIONS

                      AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 16, 2000 and is made by and among LINC.NET, INC., a Delaware corporation (the "BORROWER"), each of the GUARANTORS (as hereinafter defined), the BANKS (as hereinafter defined), GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as Syndication Agent (the "SYNDICATION AGENT") and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "AGENT").

                                   WITNESSETH:

        WHEREAS, the Borrower, the Guarantors, the Banks, the Documentation Agent set forth therein, the Syndication Agent and the Agent are parties to that certain Credit Agreement dated as of October 19, 1999, as amended by First Amendment to Credit Agreement dated as of December 21, 1999, Second Amendment to Credit Agreement dated as of January 7, 2000, Third Amendment to Credit Agreement dated as of March 13, 2000, Fourth Amendment to Credit Agreement dated as of April 11, 2000 and Fifth Amendment to Credit Agreement dated as of May 2, 2000 (as amended, the "ORIGINAL CREDIT AGREEMENT") pursuant to which the Banks provided to the Borrower a revolving credit facility in an aggregate principal amount not to exceed $20,000,000, a term loan A facility in an aggregate amount not to exceed $64,700,000 and a term loan B facility in an aggregate principal amount of $56,300,000; and

        WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement upon the terms and conditions hereinafter set forth to, among other things, increase the revolving credit facility to $30,000,000 and to increase both the term loan A and term loan B facilities to $100,000,000 each; and

        WHEREAS, the revolving credit and term loan facilities shall be used to provide a portion of the proceeds required for the acquisition by the Borrower of the Founding Companies and other Permitted Acquisitions (as such terms are herein defined), to pay related fees and expenses and to fund working capital and general corporate needs; and

        WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree to amend and restate the Original Credit Agreement as follows:

                             1. CERTAIN DEFINITIONS

        1.1     CERTAIN DEFINITIONS.

        In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

        ACCOUNT shall mean any account, contract right, general intangible, chattel paper, instrument or document representing any right to payment for goods sold or services rendered, whether or not earned by performance and whether or not evidenced by a contract, instrument or document, which is now owned or hereafter acquired by the Borrower or a direct or indirect wholly-owned Subsidiary of the Borrower which is a Guarantor. All Accounts, whether Qualified Accounts or not, shall be subject to the Banks' Prior Security Interest.

        ACCOUNT DEBTOR shall mean any Person who is or who may become obligated to any Loan Party under, with respect to, or on account of, an Account.

        ACQUISITION AGREEMENTS shall mean collectively the C&B Stock Purchase Agreement, the CLS Stock Purchase Agreement, the GMC Company Stock Purchase Agreement, the Muller Stock Purchase Agreement, the North Shore Stock Purchase Agreement, the Telpro Stock Purchase Agreement, the UCI Stock Purchase Agreement and the Communicor Asset Purchase Agreements, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.

        AFFILIATE as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

        AGENT shall mean PNC Bank, National Association, and its successors and assigns.

        AGREEMENT shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

        APPLICABLE MARGIN shall mean, as applicable:

        (A) for the Revolving Credit Base Rate Option, the percentage spread to be added to the Base Rate under the Revolving Credit Base Rate Option at the indicated level of the Leverage Ratio in the Pricing Grid next to the heading "Revolving Credit Base Rate Margin";

        (B) for the Term Loan A Base Rate Option, the percentage spread to be added to the Base Rate under the Term Loan A Base Rate Option at the indicated level of the Leverage Ratio in the Pricing Grid next to the heading "Term Loan A Base Rate Margin";

        (C) the percentage spread to be added to the Euro-Rate under the Revolving Credit Euro-Rate Option at the indicated level of the Leverage Ratio in the Pricing Grid next to the heading "Revolving Credit Euro-Rate Margin,"

        (D) the percentage spread to be added to the Euro-Rate under the Term Loan A Euro-Rate Option at the indicated level of the Leverage Ratio in the Pricing Grid next to the heading "Term Loan A Euro-Rate Margin."

        Notwithstanding the foregoing, until the sixth month anniversary of the Closing Date (the foregoing date shall be referred to herein as the "INITIAL ADJUSTMENT DATE"), the Revolving Credit Euro-Rate Margin shall be 350 basis points, the Revolving Credit Base Margin shall be 200 basis points, the Term Loan A Euro-Rate Margin shall be 350 basis points and the Term Loan A Base Rate Margin shall be 200 basis points. Any change in the Applicable Margin shall be based upon the financial statements and compliance certificates provided pursuant to Sections 2 and 3 of EXHIBIT 8.3 and shall become effective upon receipt of such financial statements and compliance certificates for the fiscal quarter upon which the ratio is calculated.

        ASSIGNMENT AND ASSUMPTION AGREEMENT shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of EXHIBIT 1.1(A).

        BANKS shall mean the financial institutions named on SCHEDULE 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

        BASE RATE shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus one half percent (1/2% ) per annum.

        BASE RATE OPTION shall mean either the Revolving Credit Base Rate Option, the Term Loan A Base Rate Option or the Term Loan B Base Rate Option.

        BENEFIT ARRANGEMENT shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

        BORROWER shall mean Linc.net, Inc., a corporation organized and existing under the laws of the State of Delaware.

        BORROWING BASE shall mean at any time the sum of (i) 85% of Qualified Accounts, plus (ii) 50% of Qualified Inventory.

        BORROWING BASE CERTIFICATE shall mean each Borrowing Base Certificate to be delivered by the Borrower to the Agent pursuant to Section 2.1 and Paragraph 1 of Exhibit 2.8, in substantially the form attached hereto as EXHIBIT 1.1(B), with the blanks appropriately completed, as amended, supplemented or otherwise modified from time to time.

        BORROWING DATE shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

        BORROWING TRANCHE shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Euro-Rate Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

        BUSINESS DAY shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania, Chicago, Illinois and Miami, Florida.

        C&B shall mean C&B Associates, Inc., a Texas corporation, and its Affiliates acquired pursuant to the C&B Stock Purchase Agreement.

        C&B STOCK PURCHASE AGREEMENT shall mean the Stock Purchase Agreement dated as of December 21, 1999 by and among C&B, the shareholders of C&B and the Borrower and any related documents, all the foregoing on terms and conditions satisfactory to the Agent in its reasonable discretion, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.

        CASH EQUIVALENTS shall mean (i) any security, maturing not more than six months after the date of acquisition, issued by the United Stated of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, time deposit, money market account or bankers' acceptance, maturing not more than six months after the date of acquisition, issued by any commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than

$500,000,000, whose debt has a rating of "P-1" (or higher) according to Moody's Investors Service, Inc., or "A-1" (or higher) according to Standard & Poor's,
(iii) commercial paper, maturing not more than three months after the date of acquisition, issued by any corporation (other than an Affiliate or Subsidiary of the Borrower) organized and existing under the laws of the United States of America with a rating of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-a" or higher according to Standard & Poor's, (iv) mutual fund accounts containing principally the investments described in items (i) through (iii) above, and (v) money market accounts having a fixed price per share.

        CASUALTY EVENT shall mean, with respect to any property or assets (including Property) of any Person, any loss of or damage to or destruction of, or any condemnation or other taking (including by any Official Body) of, such property or assets (including Property) for which such Person or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other similar compensation; PROVIDED, however, that no such event shall constitute a Casualty Event if such proceeds or other compensation in respect thereof is less than $500,000 . Casualty Event shall include but not be limited to any taking of any Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Property of any Person or any part thereof, by any Official Body, civil or military.

        CCC shall mean Communications Construction Corporation, a Delaware corporation.

        CEC shall mean Communicor Equipment Company, a Delaware corporation.

        CHANGE OF CONTROL shall mean any one or more of the following events shall occur: (i) Bank One Corporation and the wholly owned Subsidiaries of Bank One Corporation, Cross Creek Partners IX, LLC and its affiliated investment partnerships (whether now or hereafter formed), Carlisle Enterprises, LLC and Carlisle Linc.net Investments, L.P. cease to own in the aggregate at least 50.1 percent of the ownership interests of Linc.net, LLC, a Delaware limited liability company ("BOEC LLC") with full right to direct voting with respect to their member interests, (ii) The SKM Equity Fund II, L.P. and SKM Investment Fund II and their other affiliated investment partnerships (whether now or hereafter formed), Carlisle Enterprises, LLC and Carlisle Linc.net Investments, L.P. cease to own in the aggregate at least 50.1 percent of the ownership interests of SKM Linc.net, LLC, a Delaware limited liability company ("SKM LLC" and, together with BOEC LLC, the "PARENT LLCS") with full right to direct voting with respect to their member interests, (iii) the Parent LLCs cease in the aggregate to own at least 50.1 percent of the outstanding capital stock of the Borrower with full right to vote the shares, (iv) the Borrower or any wholly owned Subsidiary of the Borrower ceases to own all the outstanding capital stock of each of Linc.net Acquisition, Linc.net Acquisition II, CLS, C & B, CCC, CEC, GMC Company, Muller, UCI, CTI, and North Shore, as the case may be, with full right to vote the shares, (v) the Borrower or any wholly owned Subsidiary of the Borrower and Ismael Perera fail to own in the aggregate at least 50.1 percent of the outstanding voting stock of Telpro, with full right to vote the shares, and on and after September 8, 2000, the Borrower or any wholly owned Subsidiary of the Borrower fails to own all the outstanding capital stock of Telpro, with full right to vote the shares, and (vi) there shall occur either a "CHANGE OF OWNERSHIP" or a "FUNDAMENTAL CHANGE", as such terms are defined in the Borrower's Amended Certificate of Designations for Series A Redeemable Preferred Stock and Certificate of Designations for Series B Preferred Stock of Linc.net, Inc. filed with the Delaware Secretary of State. The failure to meet the conditions set forth in items (iv) and (v) shall not constitute a Change of Control if it results from mergers, consolidations and liquidations permitted under Section 8.2.6.

        CLOSING DATE shall mean June 16, 2000, the Business Day on which all the conditions specified in Section 7 have been satisfied or waived with respect to the initial closing hereunder.

        CLS shall mean Capital Land Services, Inc., an Oklahoma corporation.

        CLS STOCK PURCHASE AGREEMENT shall mean that certain Stock Purchase Agreement dated October 19, 1999 among CLS, Patrick L. Adams, the shareholder of CLS and Linc.net Acquisition Corp., Patrick L. Adams 1997 Revocable Trust, and any related documents, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.

        COLLATERAL shall mean the Pledged Collateral, the UCC Collateral, the Intellectual Property Collateral and the Real Property.

        COLLATERAL ASSIGNMENT shall mean the Collateral Assignment of Contract Rights in the form of EXHIBIT 1.1(C).

        COMMERCIAL LETTER OF CREDIT shall mean any Letter of Credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

        COMMITMENT shall mean as to any Bank the aggregate of its Revolving Credit Commitment, Term Loan A Commitment and Term Loan B Commitment, and COMMITMENTS shall mean the aggregate of the Revolving Credit Commitments, Term Loan A Commitments and Term Loan B Commitments of all of the Banks.

        COMMUNICOR shall mean Communicor Corporation - USA, an Arizona corporation.

        COMMUNICOR ASSET PURCHASE AGREEMENTS shall mean collectively (i) the Asset Purchase Agreement dated as of May 10, 2000 by and among Communicor, as Seller, CTI, as buyer, the direct and indirect shareholders of Communicor, and certain other parties, (ii) the Equipment Purchase Agreement dated as of May 10, 2000 by and among Transwest, Inc., Transwestsouth, Inc., Stanley D. Lebakken and Charles R. Lundgren d/b/a Dealer under the name of Transwest, Stanley D. Lebakken, Charles
R. Lundgren, Gardner H. Altman, Jr., and CTI, as buyer, (iii) the Goodwill Purchase Agreement dated as of May 10, 2000 by and among Gardner H. Altman, Jr., Stanley D. Lebakken, Charles R. Lundgren and CTI, as buyer, (iv) the Merger Agreement dated as of May 10, 2000 by and among Char Stan, Inc., the sellers named therein, Borrower and Linc.net Acquisition Corp. IV and (v) the Merger Agreement dated as of May 10, 2000 by and among CCC, the sellers named therein, Borrower and Linc.net Acquisition Corp. III, and any related documents, all the foregoing on terms and conditions satisfactory to the Agent in its reasonable discretion, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.

        CONSIDERATION shall mean with respect to any Permitted Acquisition, the aggregate, without duplication, of (i) the cash, Cash Equivalents and similar consideration paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, and (iii) any Guaranty of Indebtedness of a Person other than another Loan Party given or incurred by any Loan Party in connection therewith. To the extent that the consideration described in clause (i) above is provided from cash proceeds from an equity investment by the equityholders of the Parent LLCs or the shareholders of the Borrower, it shall be excluded from Consideration.

        CONSOLIDATED EBITDA for any period of determination shall mean (i) the sum of net income, depreciation, amortization, other non-cash charges to net income, interest expense, income tax expense and management fees, plus or minus
(ii) extraordinary (as defined under GAAP) non-cash debits and credits to net income, extraordinary and nonrecurring charges (as both are defined under GAAP) and noncapitalized transaction costs in connection with the acquisition of the Founding Companies and Permitted Acquisitions, and other nonrecurring charges agreed to by the Agent in its reasonable discretion, minus (iii) cash payments made in such period applied to reserves established in prior periods for extraordinary items, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

        CONSOLIDATED TOTAL INDEBTEDNESS shall mean the sum of (i) principal balance of the Loans and the Letters of Credit Outstanding, (ii) all other Indebtedness of the Borrower and its Subsidiaries for borrowed money, including without limitation capitalized leases, and (iii) Indebtedness permitted under
Section 8.2.1(vi) and (vii) to the extent it becomes a liability on the balance sheet of the Borrower or any of its Subsidiaries, each of the foregoing as determined and consolidated in accordance with GAAP, plus the amount of the Loan Parties' guaranty of any Indebtedness for borrowed money, including without limitation capitalized leases, if the primary obligor of the Indebtedness guaranteed is a Person other than a Loan Party.

        CONTAMINATION shall mean the presence of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal or remediation of such Regulated Substances or which otherwise constitutes a violation of Environmental Laws.

        CTI shall mean Communicor Telecommunications, Inc., a Delaware corporation and wholly owned Subsidiary of the Borrower.

        DOLLAR, DOLLARS, U.S. DOLLARS and the symbol $ shall mean lawful money of the United States of America.

        EBITDA for any period of determination shall mean (i) the sum of net income, depreciation, amortization, other non-cash charges to net income, interest expense, income tax expense and management fees, plus or minus (ii) extraordinary (as defined under GAAP) non-cash debits and credits to net income, extraordinary and nonrecurring charges (as both are defined under GAAP), minus
(iii) cash payments made in such period applied to reserves established in prior periods for extraordinary items, in each case determined in accordance with GAAP.

        ENVIRONMENTAL COMPLAINT shall mean any written complaint setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil penalties, criminal penalties or declaratory or equitable relief arising under any Environmental Law or order, notice of violation, citation, subpoena or request for information indicating potential liability for the costs of a remediation, removal or other response action issued by an Official Body pursuant to any Environmental Law.

        ENVIRONMENTAL LAWS shall mean all federal, state, local and foreign Laws pertaining or relating to (i) pollution or pollution control; (ii) protection of human health or environment; (iii) employee safety in the workplace; (iv) the management, generation, processing, treatment, recycling, transport or disposal of Regulated Substances; (v) the presence of Contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of Environmentally Sensitive Areas.

        ENVIRONMENTALLY SENSITIVE AREA shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance as defined by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

        ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

        ERISA GROUP shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

        EURO-RATE shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Euro-Rate Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum)
(i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association ("BBA") as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page
3750) two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage, to the extent that the Banks are subject to such reserve. The Euro-Rate may also be expressed by the following formula:

        Average of London interbank offered rates quoted by BBA as shown on Euro-Rate = Dow Jones Markets Service display page 3750 or appropriate successor
            --------------------------------------------------------------------
                              1.00 - Euro Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

        EURO-RATE INTEREST PERIOD shall mean the period of one (1), two (2), three (3) or six (6) months selected by the Borrower commencing on the date of disbursement of a Loan to which the Euro-Rate Option applies and each successive period selected by the Borrower thereafter; provided, that if a Euro-Rate Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless such day falls in the succeeding calendar month in which case the Euro-Rate Interest Period shall end on the next preceding Business Day. In no event shall any Euro-Rate Interest Period end on a day after the Expiration Date.

        EURO-RATE OPTION shall mean either the Revolving Credit Euro-Rate Option, the Term Loan A Euro-Rate Option and the Term Loan B Euro-Rate Option.

        EURO-RATE RESERVE PERCENTAGE shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES"). The Euro-Rate shall be adjusted with respect to any Borrowing Tranches to which the Euro-Rate Option applies that are outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of any such adjustment, which determination shall be conclusive absent manifest error.

        EVENT OF DEFAULT shall mean any of the events described in Section 9.1 and referred to therein as an "EVENT OF DEFAULT."

        EXCESS CASH FLOW shall be computed as of the close of each fiscal year commencing with the fiscal year ended December 31, 2000, by taking the difference between Consolidated EBITDA for such fiscal year and the sum of (i) Fixed Charges, (ii) payments made in accordance with the provisions of Section 8.2.5(iii) [Dividends and Related Distributions] for such fiscal year, (iii) that portion of Consideration not financed with proceeds of the Revolving Credit Loans, (iv) extraordinary or nonrecurring cash losses or cash expenses, (v) voluntary prepayments on Indebtedness other than the Loans not in excess of $250,000 in any fiscal year and (vi) earn-out payments made in cash in connection with the acquisition of the Founding Companies or in connection with Permitted Acquisitions, and adding to such difference decreases in Working Capital in such fiscal year and subtracting from such difference increases in Working Capital in such fiscal year. All determinations of Excess Cash Flow shall be based on the immediately preceding fiscal year and shall be made following the delivery by the Borrower to the Agent of the Borrower's audited financial statements for such preceding year; with respect to any Permitted Acquisition, Working Capital of the entity acquired as of the beginning of the fiscal year in which such Permitted Acquisition occurs shall be as set forth on the closing balance sheet.

        EXPIRATION DATE shall mean, with respect to the Revolving Credit Commitments, June 16, 2005.

        FEDERAL FUNDS EFFECTIVE RATE for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100th of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "FEDERAL FUNDS EFFECTIVE RATE" as of the date of this Agreement; PROVIDED, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

        FIXED CHARGE COVERAGE RATIO shall mean the ratio of Consolidated EBITDA to Fixed Charges.

        FIXED CHARGES shall mean for any period of determination the sum of interest expense paid in cash, income taxes, scheduled principal installments on Indebtedness (as adjusted for prepayments), capital expenditures (excluding capital expenditures purchased from the proceeds of a Casualty, proceeds of a disposition of assets pursuant to 8.2.7(v), consideration paid by the Borrower and its Subsidiaries in connection with the acquisition of the Founding Companies and Consideration), scheduled payments under capitalized leases, and management fees, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

        FOUNDING COMPANIES shall mean collectively C&B, CLS, GMC Company, Muller, North Shore, Telpro, UCI, CTI, CCC and CEC.

        GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

        GMC COMPANY shall mean George M. Construction, Inc., a Texas corporation.

        GMC COMPANY STOCK PURCHASE AGREEMENT shall mean the Stock Purchase Agreement dated as of May 2, 2000 by and among GMC Company, the shareholders of GMC Company and the Borrower and any related documents, all the foregoing on terms and conditions satisfactory to the Agent in its reasonable discretion, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.

        GUARANTOR shall mean each of the Persons which is a party to the Guaranty Agreement, including without limitation, each Person which joins the Guaranty Agreement after the date hereof pursuant to Section 11.18.

        GUARANTOR JOINDER shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of EXHIBIT 1.1(G)(1).

        GUARANTY of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

        GUARANTY AGREEMENT shall mean the Guaranty and Suretyship Agreement in substantially the form of EXHIBIT 1.1(G)(2) executed and delivered by each of the Guarantors to the Agent for the benefit of the Banks.

        INDEBTEDNESS shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than ninety (90) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

        INDEMNITY shall mean the Indemnity Agreement in the form of EXHIBIT 1.1(I)(1) among the Agent and the Loan Parties relating to possible environmental liabilities associated with any of the Property.

        INELIGIBLE SECURITY shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

        INITIAL ADJUSTMENT DATE shall have the meaning set forth in the definition of Applicable Margin.

        INITIAL TELPRO CLOSING shall mean the Initial Closing (as defined in the Telpro Stock Purchase Agreement).

        INSOLVENCY PROCEEDING shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

        INTELLECTUAL PROPERTY COLLATERAL shall mean all of the property described in the Patent, Trademark and Copyright Security Agreement.

        INTERCOMPANY SUBORDINATION AGREEMENT shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as EXHIBIT 1.1(I)(2).

        INTEREST RATE OPTION shall mean any Euro-Rate Option or Base Rate
Option.

        INTEREST RATE PROTECTION AGREEMENT shall have the meaning set forth in
Section 8.1.13.

        INTERNAL REVENUE CODE shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

        INVENTORY shall mean any and all goods, merchandise and other personal property, including, without limitation, goods in transit, wheresoever located and whether now owned or hereafter acquired by the Borrower or any direct or indirect wholly-owned Subsidiary of the Borrower which is a Guarantor which are or may at any time be held as raw materials, finished goods, work-in-process, supplies or materials used or consumed in such Loan Party's business or held for sale or lease, including, without limitation, (a) all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by such Loan Party, and (b) all packing, shipping and advertising materials relating to all or any such property. Inventory shall also include all Accounts for which the Borrower or the Guarantor which has sold the goods or rendered the services or both has not yet submitted an invoice to the Account Debtor. All Inventory, whether Qualified Inventory or not, shall be subject to the Banks' Prior Security Interest.

        IPO shall mean any sale or issuance of any equity securities by an Loan Party in a public offering.

        KEY MAN LIFE INSURANCE shall have the meaning set forth in Section
8.1.14.

        LABOR CONTRACTS shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

        LAW shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, consent decree, bond, judgment, authorization, lien or award of any Official Body.

        LETTER OF CREDIT shall have the meaning set forth in EXHIBIT 2.8.

        LETTER OF CREDIT BORROWING shall mean an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Credit Loan under the terms of EXHIBIT 2.8.

        LETTERS OF CREDIT OUTSTANDING shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations.

        LEVERAGE RATIO shall mean at any date the ratio of Consolidated Total Indebtedness minus the amount of cash or Cash Equivalents held by the Borrower and its Subsidiaries at such date to Consolidated EBITDA for the four (4) fiscal quarters then most recently ended.

        LIEN shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

        LINC.NET ACQUISITION shall mean Linc.net Acquisition Corp., a Delaware corporation (formerly CLS Acquisition Corp.).

        LINC.NET ACQUISITION II shall mean Linc.net Acquisition Corp. II, a Delaware corporation.

        LOAN DOCUMENTS shall mean this Agreement, the Agent's Letter, the Collateral Assignment, the Guaranty Agreement, the Indemnity, the Intercompany Subordination Agreement, the Management Fee Subordination Agreements, the Mortgage, the Notes, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement, Interest Rate Protection Agreements in favor of any Bank or an Affiliate of a Bank, and any other instruments, certificates or similar documents delivered hereunder or thereunder or in connection herewith or therewith (exclusive of documents relating to equity interests of the Loan Parties other than the Pledge Agreement), as the same may be supplemented or amended from time to time in accordance herewith or therewith, and LOAN DOCUMENT shall mean any of the Loan Documents.

        LOAN PARTIES shall mean the Borrower and the Guarantors.

        LOANS shall mean collectively and LOAN shall mean separately all Revolving Credit Loans, the Term Loans A and Term Loans B or any Revolving Credit Loan, Term Loan A or Term Loan B.

        MANAGEMENT FEES shall have the meaning given to such term in Section 8.1.12.

        MANAGEMENT FEE SUBORDINATION AGREEMENT shall mean separately and MANAGEMENT FEE SUBORDINATION AGREEMENTS shall mean collectively, those certain Management Fee Subordination Agreements substantially in the form of EXHIBIT 1.1(M)(2) hereto entered into among the Borrower, the Agent and First Chicago Equity Corporation, Carlisle 1999, L.P., and Saunders, Karp & Megrue, L.P., respectively.

        MATERIAL ADVERSE CHANGE shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, or results of operations of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

        MONTH, with respect to an Euro-Rate Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Euro-Rate Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Euro-Rate Interest Period shall be deemed to end on the last Business Day of such final month.

        MORTGAGE shall mean the Mortgages in substantially the form of EXHIBIT 1.1(M) with respect to the Real Property executed and delivered by the appropriate Loan Party to the Agent for the benefit of the Banks.

        MULLER shall mean Muller & Pribyl Utilities, Inc., a Minnesota corporation, and its Affiliates acquired pursuant to the Muller Stock Purchase Agreement.

        MULLER STOCK PURCHASE AGREEMENT shall mean the Stock Purchase Agreement dated as of December 21, 1999 by and among Muller, the shareholders of Muller, and the Borrower and any related documents, all the foregoing on terms and conditions satisfactory to the Agent in its reasonable discretion, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.

        MULTIEMPLOYER PLAN shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five (5) Plan years, has made or had an obligation to make such contributions.

        MULTIPLE EMPLOYER PLAN shall mean a Plan which has two (2) or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two (2) of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

        NORTH SHORE shall mean North Shore Cable Contractors, Inc., an Ohio corporation.

        NORTH SHORE STOCK PURCHASE AGREEMENT shall mean the Stock Purchase Agreement dated as of January 21, 2000 by and among North Shore, the shareholders of North Shore, and the Borrower and any related documents, all the foregoing on terms and conditions satisfactory to the Agent in its reasonable discretion, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.

        NOTES shall mean the Revolving Credit Notes, the Term Notes A and Term Notes B.

        OBLIGATIONS shall mean any obligation or liability of any of the Loan Parties to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Agent's Letter or any other Loan Document.

        OFFICIAL BODY shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

        ORIGINAL CLOSING DATE shall mean the Business Day on which the first Loans were made, which was October 19, 1999.

        ORIGINAL CREDIT AGREEMENT shall have the meaning given to such term in the first recital clause.

        PARTICIPATION ADVANCE shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to EXHIBIT 2.8.

        PARTNERSHIP INTERESTS shall have the meaning given to such term in
Section 6.1.3.

        PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT shall mean the Patent, Trademark and Copyright Security Agreement in substantially the form of EXHIBIT

1.1(P)(1) executed and delivered by each of the Loan Parties to the Agent for the benefit of the Banks.

        PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

        PERMITTED ACQUISITION shall have the meaning given to such term in
Section 8.2.6(2).

        PERMITTED LIENS SHALL MEAN:

                (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                (vi) Liens, security interests and mortgages in favor of the Agent for the benefit of the Banks;

                (vii) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital leases permitted in Section 8.2.15 securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

                (viii) Any Lien existing on the date of this Agreement and described on SCHEDULE 8.2.2, provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                (ix) Purchase Money Security Interests, PROVIDED that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $2,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on
SCHEDULE 8.2.2);

                (x) Liens which are restricted to cash earnest money deposits made by the Borrower and its Subsidiaries in connection with any letter of intent or purchase agreement entered into in connection with any Permitted Acquisitions, provided that the amount secured by all such deposits does not exceed $500,000 at any one time outstanding;

                (xi) Liens which secure Indebtedness permitted under Section 8.2.1(ix) provided that such Liens are limited to tangible real or personal property and proceeds thereof and secure Indebtedness of the Person acquired which was incurred in connection with the purchase of such property.

                (xii) Leases, subleases and licenses granted to subcontractors and similar parties in the ordinary course of business of the Borrower and its Subsidiaries, provided that such grants do not interfere in any material respect with the business of the Borrower and its Subsidiaries and do not adversely affect the value of the Collateral in a material manner; and

                (xiii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

                        (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, PROVIDED that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                        (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

                        (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens.

                        (4) Liens resulting from final judgments or orders described in Section 9.1.6.

                (xiv)   Liens other than as described in clauses (i) through
(xiii) on tangible personal property which secure Indebtedness not in excess of $50,000.

        PERSON shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

        PLAN shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five (5) years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

        PLEDGE AGREEMENT shall mean the Pledge Agreement in substantially the form of EXHIBIT 1.1(P)(2) executed and delivered by the Borrower, Linc.net Acquisition Corp. and Linc.net Acquisition Corp. II to the Agent for the benefit of the Banks.

        PLEDGED COLLATERAL shall mean the property of the Loan Parties in which security interests are to be granted under the Pledge Agreement or the Collateral Assignment.

        PNC BANK shall mean PNC Bank, National Association, its successors and assigns.

        POTENTIAL DEFAULT shall mean any event or condition which with notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

        PRICING GRID shall mean the Pricing Grid set forth on SCHEDULE 1.1(A).

        PRINCIPAL OFFICE shall mean the main banking office of the Agent in Pittsburgh, Pennsylvania.

        PRIOR SECURITY INTEREST shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the Pledged Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute, Liens described under items (vii), (x) and (xi) of the definition of Permitted Liens, Liens described under items (ii) and (iv) of the definition of Permitted Liens, Liens described under item (iii) of the definition of Permitted Liens to the extent given priority under state Law, Liens set forth on SCHEDULE 8.2.2 or Purchase Money Security Interests as permitted hereunder.

        PROHIBITED TRANSACTION shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

        PROPERTY shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

        PURCHASE MONEY SECURITY INTEREST shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

        PURCHASING BANK shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

        QUALIFIED ACCOUNTS shall mean Accounts of the Borrower and the Subsidiary Guarantors (each an "ACCOUNT HOLDER") as of the date of the applicable Borrowing Base Certificate as reflected on the Borrower's consolidated balance sheet. Accounts means, on any date of determination, the aggregate unpaid portion of the obligations denominated in United States Dollars as stated on the respective invoices issued to a customer of an Account Holder with respect to inventory sold and shipped or services performed in the ordinary course of business, net of any credits, rebates or offsets owed by such Account Holder or to the respective customer and net of any commissions payable by such Account Holder to third parties. Qualified Accounts shall not include (without duplication of deductions):

                (a) Accounts which remain unpaid for more than ninety days after date of invoice;

                (b) Accounts which by their terms (whether as contract retainage or otherwise) are not payable within 90 days of the date of the applicable Borrowing Base Certificate;

                (c) Accounts to the extent in excess of $50,000 due from a customer whose principal place of business is located outside of the United States or Canada, or such Accounts to the extent in excess of an aggregate of $150,000, except for such Accounts that are backed by a letter of credit (provided that such letter of credit was issued or confirmed by a bank that is organized under the laws of the United States of America or a State thereof and has capital and surplus in excess of $100,000,000);

                (d) Accounts with respect to which the customer is the United States of America or any department, agency, or instrumentality thereof except for those Accounts for which the Account Holder has complied with the Federal Assignment of Claims Act (Ref. 31 U.S.C. Section 3727);

                (e) Accounts with respect to which the customer is an Affiliate of any Account Holder or a director, officer, agent, stockholder, or employee of any Account Holder or any of their Affiliates; (f) Accounts with respect to which there is any unresolved dispute with the respective customer but only to the extent of such dispute;

                (g) Accounts with respect to which Agent does not have a valid, first priority and fully perfected security interest and Accounts subject to any Lien except those in favor of Agent and Permitted Liens; including Accounts evidenced by an instrument (as defined in Article 9 of the UCC) not in the possession of Agent and Accounts where the Account documentation forbids or makes unenforceable the security interest granted by the applicable Account Holder;

                (h) Accounts with respect to which the customer is the subject of any bankruptcy or other insolvency proceeding;

                (i) Accounts due from a customer to the extent that such Accounts exceed in the aggregate 30% of the aggregate of all Accounts at said date;

                (j) Accounts with respect to which the customer's obligation to pay is conditional or subject to a repurchase obligation or right to return, including bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales;

                (k) Accounts with respect to which the customer is located in New Jersey, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing unless the Account Holder is qualified as a foreign corporation authorized to do business in such state or has filed a Notice of Business Activities Report or other similar filing and such filing is currently effective; and

                (l) Accounts of Telpro which are payable to a deposit account under any escrow or lockbox arrangement with Northern Telecom Inc. or any of its Affiliates ("NORTEL"). In addition to the foregoing exclusion, all Accounts of Telpro which are otherwise Qualified Accounts shall be reduced by an amount equal to the balance owed by Telpro to Nortel for the Nortel Inventory which relates to such Qualified Accounts. In the event that Telpro, Nortel and the banks receiving Telpro Accounts amend the escrow/lockbox agreements on terms satisfactory to the Agent to recognize the security interest of the Agent and the Banks in the Accounts and provide for payment to the Agent, then Qualified Accounts shall also include such

Accounts minus an amount equal to the balance owed by Telpro to Nortel for the Nortel Inventory which relates to such Accounts.

        QUALIFIED INVENTORY shall mean Inventory of the Borrower and the Subsidiary Guarantors as of the date of the applicable Borrowing Base Certificate as reflected by Borrower's consolidated balance sheet. Inventory means all of the "inventory" (as such term is defined in the UCC) of the Borrower and its Subsidiary Guarantors, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale. Qualified Inventory shall not include (without duplication of deductions):

                (a) Inventory which is not subject to a perfected Lien in favor of the Agent for the benefit of the Banks, or is not free and clear of any prior Lien (other than Permitted Liens);

                (b) Inventory which is not located at, or in transit to, any of the locations identified as locations of Inventory pursuant to Schedule A to the Security Agreement or at a location where services are being provided;

                (c) Inventory which was acquired by the Borrower or a Subsidiary Guarantor on consignment or which has been placed out on consignment by the Borrower or a Subsidiary Guarantor unless such Inventory is subject to a first priority perfected security interest in favor of the Agent for the benefit of the Banks (subject only to Permitted Liens;

                (d) Inventory which is obsolete or is not of good and merchantable quality;

                (e) Inventory which does not meet all material standards imposed by any official having regulatory authority over such item of Inventory, its use or its sale;

                (f) Inventory which was in any material respect produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision contained in Title 29 U.S.C. Section 2159(a)(1); and

                (g) Inventory owned by Telpro supplied by Northern Telecom Inc. pursuant to the Master Agreement for Supply of Products dated February 12, 1998, or any similar supply agreement with Northern Telecom.

        RATABLE SHARE shall mean the proportion that a Bank's Commitment bears to the Commitments of all of the Banks PROVIDED that, notwithstanding the forgoing, with respect to Section 2 hereof and EXHIBIT 2.8 hereto, Ratable Share shall mean the proportion that any Bank's Revolving Credit Commitment bears to the Revolving Credit Commitments of all Banks.

        REAL PROPERTY shall mean (i) the real estate owned by any Loan Party and
(ii) the real estate leased by any Loan Party which is material to the ongoing operation of the Loan Party's business, all the foregoing of which shall to the extent requested by the Agent, be encumbered by a mortgage or leasehold mortgage, as the case may be, in substantially the form of the Mortgage.

        REGULATED SUBSTANCES shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined as a "hazardous substance," "hazardous waste," "toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "solid waste," "industrial waste," "residual waste," "municipal waste," "special handling waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," "regulated substance," "pollutant," or "contaminant" pursuant to Environmental Laws or any other substance, material or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. Section 300f-300j, the Federal Air Pollution Control Act, 42 U.S.C. 7401 et seq., the Oil Pollution Act, 33 U.S.C. Section 2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 to 136y, the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq., each as amended, or any equivalent state or local Law, and any amendments thereto.

        REGULATION U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

        REPORTABLE EVENT shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

        REQUIRED BANKS shall mean any Bank or group of Banks if the sum of the Loans and Letters of Credit Outstanding then outstanding plus the unutilized Commitments then in effect of such Banks aggregates at least 51% of the total principal amount of all Loans, Letters of Credit Outstanding and unutilized Commitments then in effect. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for the purpose of determining Letters of Credit Outstanding as used in this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

        REQUIRED ENVIRONMENTAL PERMITS shall mean all permits, licenses, bonds, approvals or authorizations required under Environmental Laws for the Loan Parties to conduct their respective operations, maintain the Property or equipment thereon or construct and maintain any improvement.

        REQUIRED ENVIRONMENTAL REPORTS shall mean all notices, reports, forms or other filings which pursuant to Environmental Laws must be submitted to an Official Body or which otherwise must be maintained by the Loan Parties.

        REVOLVING CREDIT BASE RATE OPTION shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i).

        REVOLVING CREDIT COMMITMENT shall mean, as to any Bank at any time, the amount initially set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on
SCHEDULE 1 to the most recent Assignment and Assumption Agreement, and REVOLVING CREDIT COMMITMENTS shall mean the aggregate Revolving Credit Commitments of all of the Banks.

        REVOLVING CREDIT EURO-RATE OPTION shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(ii).

        REVOLVING CREDIT LOANS shall mean collectively and REVOLVING CREDIT LOAN shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to Section 2.1 or Paragraph 3(b) of EXHIBIT 2.8.

        REVOLVING CREDIT NOTES shall mean collectively and REVOLVING CREDIT NOTE shall mean separately all the Amended and Restated Revolving Credit Notes of the Borrower in the form of EXHIBIT 1.1 evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

        REVOLVING FACILITY USAGE shall mean at any time the sum of the Revolving Credit Loans outstanding and the Letters of Credit Outstanding.

        SECTION 20 SUBSIDIARY shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

        SECURITY AGREEMENT shall mean the Security Agreement in substantially the form of EXHIBIT 1.1(S) executed and delivered by each of the Loan Parties to the Agent for the benefit of the Banks.

        STANDARD & POOR'S shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        STANDBY LETTER OF CREDIT shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

        SUBSIDIARY of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries,
(iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled by such Person or one or more of such Person's Subsidiaries.

        SUBSIDIARY SHARES shall have the meaning assigned to that term in
Section 6.1.3.

        SUPERMAJORITY BANKS OF THE AFFECTED CLASS shall mean Banks holding at least two-thirds (66 2/3) of the sum of the aggregate amount of the outstanding Loans of the applicable tranche of Term Loans which would be affected by any modification, supplement or waiver contemplated by the proviso to Section 11.1.2.

        SYNDICATIONS PERIOD shall mean the period between the Closing Date and the earlier of the following: (a) the date on which the Commitment of PNC Bank has been reduced to $40,000,000 or less, or (b) the date which is one hundred twenty (120) days after the Closing Date.

        TELPRO shall mean Telpro Technologies, Inc., a California corporation.

        TELPRO STOCK PURCHASE AGREEMENT shall mean the Stock Purchase and Recapitalization Agreement dated March 13, 2000 by and among Telpro, the shareholders of Telpro and the Borrower and any related documents, all of the foregoing on terms and conditions satisfactory to the Agent in its reasonable discretion, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.

        TERM LOANS shall mean collectively and TERM LOAN shall mean separately all Term Loans A and Term Loans B or any Term Loan A or Term Loan B.

        TERM LOANS A shall mean collectively and TERM LOAN A shall mean separately all Term Loans A or any Term Loan A made by the Bank or one of the Banks to the Borrower pursuant to Section 3.1.

        TERM LOANS B shall mean collectively and TERM LOAN B shall mean separately all Term Loans B or any Term Loan B made by the Bank or one of the Banks to the Borrower pursuant to Section 3.1.

        TERM LOAN A BASE RATE OPTION shall mean the option of the Borrower to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(i).

        TERM LOAN A REQUEST shall mean the meaning given to such term in Section 3.4.

        TERM LOAN B BASE RATE OPTION shall mean the option of the Borrower to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(iii).

        TERM LOAN A COMMITMENT shall mean, as to any Bank at any time, the amount initially set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Term Loans A," and thereafter on SCHEDULE 1 to the most recent Assignment and Assumption Agreement, and TERM LOAN A COMMITMENTS shall mean the aggregate Term Loan A Commitments of all of the Banks.

        TERM LOAN B COMMITMENT shall mean, as to any Bank at any time, the amount initially set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Term Loans B," and thereafter on SCHEDULE 1 to the most recent Assignment and Assumption Agreement, and TERM LOAN B COMMITMENTS shall mean the aggregate Term Loan B Commitments of all of the Banks.

        TERM LOAN A EURO-RATE OPTION shall mean the option of the Borrower to have Term Loans A bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(ii).

        TERM LOAN B EURO-RATE OPTION shall mean the option of the Borrower to have Term Loans B bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(iv).

        TERM NOTES shall mean collectively and TERM NOTE shall mean separately all the Term Notes A and Term Notes B or any Term Note A or Term Note B.

        TERM NOTES A shall mean collectively and TERM NOTE A shall mean separately all of the Amended and Restated Term Notes A of the Borrower in the form of EXHIBIT

1.1(T)(1) evidencing the Term Loans A, together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

        TERM NOTES B shall mean collectively and TERM NOTE B shall mean separately all of the Amended and Restated Term Notes B of the Borrower in the form of EXHIBIT 1.1(T)(2) evidencing the Term Loans B, together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

        TRANSFEROR BANK shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

        UCC COLLATERAL shall mean the property of the Loan Parties in which security interests are to be granted under the Security Agreement.

        UCI shall mean Utility Consultants, Inc., a Georgia corporation.

        UCI STOCK PURCHASE AGREEMENT shall mean the Stock Purchase Agreement dated as of May 8, 2000 by and among UCI, the shareholders of UCI and Linc.net Acquisition Corp. and any related documents, all of the foregoing on terms and conditions satisfactory to the Agent in its reasonable discretion, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.

        WORKING CAPITAL shall mean (a) current assets (excluding cash) of the Borrower and its Subsidiaries as determined on a consolidated basis, less (b) current liabilities of the Borrower and its Subsidiaries determined on a consolidated basis (including current maturities of the Term Loans), PROVIDED that the Working Capital as of the beginning of a fiscal year with respect to each Permitted Acquisition during such fiscal year shall be an amount agreed to among the Borrower and the Agent at the time of such Permitted Acquisition pursuant to Section 8.2.6(2)(vii) hereof.

        In addition to the foregoing definitions, the following capitalized terms have the meanings given to them in the referenced sections: AGENT'S FEE,
Exhibit 10; AGENT'S LETTER, Exhibit 10; ANNUAL STATEMENTS, 6.1.9(i); COMMITMENT FEE, 2.3; FINANCIAL PROJECTIONS, 6.1.9(ii); GOVERNMENTAL ACTS, Exhibit 2.8; HISTORICAL STATEMENTS, 6.1.9(i); INTERIM STATEMENTS, 6.1.9(i); 2.8.1; LETTER OF CREDIT, Exhibit 2.8; LETTER OF CREDIT FEE, Exhibit 2.8; LLC INTERESTS, 6.1.3; LOAN REQUEST, 2.4; MANDATORY PREPAYMENT DATE, 5.5.1; MANDATORY PREPAYMENT OF EXCESS CASH FLOW, 5.5.1; NOTICES, 11.6; PARTNERSHIP INTERESTS, 6.1.3; PERMITTED ACQUISITIONS, 8.2.6; REIMBURSEMENT OBLIGATION, Exhibit 2.8; SHARES, 6.1.2; SUBSIDIARY SHARES, 6.1.3; and UNIFORM COMMERCIAL Code, 6.1.16.

        1.2     CONSTRUCTION.

Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan
Documents: (a) references
to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation"; (b) references to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error; (C) whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith; (d) the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; (e) the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents, preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect; (f) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (g) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity; (h) reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (i) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and (j) references to "shall" and "will" are intended to have the same meaning.

        1.3     ACCOUNTING PRINCIPLES.

        Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; PROVIDED, HOWEVER, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.9(i) [Historical Statements].

                2.      REVOLVING CREDIT FACILITY

        2.1     REVOLVING CREDIT COMMITMENTS.

        Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date PROVIDED that (i) after giving effect to such Revolving Credit Loans, the aggregate amount of the Revolving Credit Loans plus the Letters of Credit Outstanding does not exceed the Borrowing Base, and (ii) after giving effect to such Revolving Credit Loans, the aggregate amount of Revolving Credit Loans from each Bank shall not exceed such Bank's Revolving Credit Commitment minus such Bank's Ratable Share of the Letters of Credit Outstanding.

        Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

        2.2     NATURE OF BANKS' OBLIGATIONS WITH RESPECT TO REVOLVING CREDIT
                LOANS.

        Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letter of Credit Outstandings. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

        2.3     COMMITMENT FEES.

        Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "COMMITMENT FEE") equal to (a) from the date hereof until the Initial Adjustment Date, 1/2% per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) such Bank's Revolving Credit Commitment as the same may be constituted from time to time and (ii) the sum of such Bank's Revolving Credit Loans outstanding plus its Ratable Share of Letters of Credit Outstanding and (b) from the Initial Adjustment Date until the Expiration Date, at the rate per annum based upon the Leverage Ratio, as set forth on the Pricing Grid. All Commitment Fees shall be payable in arrears on the last Business Day of each June, September, December and March after the date hereof and on the Expiration Date or upon acceleration of the Notes.

        2.4     REVOLVING CREDIT LOAN REQUESTS.

        Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 4.2, by delivering to the Agent, not later than 11:00 a.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Euro-Rate Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of EXHIBIT 2.4 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "LOAN REQUEST"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $250,000 and not less than $500,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $250,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Euro-Rate Interest Period for the Loans comprising such Borrowing Tranche.

        2.5     MAKING REVOLVING CREDIT LOANS.

        The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.4 [Revolving Credit Loan Requests], notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Euro-Rate Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with
Section 2.2 [Nature of Banks' Obligations]. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 7.2 [Each Additional Loan], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, PROVIDED that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Paragraph 16 of EXHIBIT 10.

        2.6     REVOLVING CREDIT NOTES.

        The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

        2.7     USE OF PROCEEDS.

        The proceeds of the Revolving Credit Loans shall be used to provide a portion of the proceeds required for any Permitted Acquisition, to pay related fees and expenses and to fund working capital and general corporate needs and in accordance with Section 8.1.10 [Use of Proceeds].

        2.8     LETTER OF CREDIT SUBFACILITY.

        The Letters of Credit, in the aggregate amount not to exceed the Letter of Credit Sublimit, shall be described and governed by the provisions of EXHIBIT 2.8.

                3.      TERM LOANS

        3.1     TERM LOAN A COMMITMENTS AND TERM LOAN B COMMITMENTS.

        Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Bank severally agrees to make (i) a Term Loan A to the Borrower at any time or from time to time on or after the Closing Date to December 31, 2000, in such principal amount as the Borrower shall request up to, but not exceeding such Bank's Term Loan A Commitment and (ii) a Term Loan B to the Borrower on the Closing Date in the principal amount of such Bank's Term Loan B Commitment.

        The aggregate amount of the Term Loans A and Term Loans B funded by each Bank shall at no time exceed such Bank's Term Loan A Commitment and Term Loan B Commitment, respectively.

        3.2     NATURE OF BANKS' OBLIGATIONS WITH RESPECT TO TERM LOANS.

        The obligations of each Bank to make Term Loans to the Borrower shall be in the proportion that such Bank's Term Loan A Commitment and Term Loan B Commitment bears to the Term Loan A Commitments and Term Loan B Commitments of all Banks to the Borrower, but each Bank's Term Loan A and Term Loan B to the Borrower shall never exceed its Term Loan A Commitment and Term Loan B Commitment. The failure of any Bank to make a Term Loan shall not relieve any other Bank of its obligations to make a Term Loan nor shall it impose any additional liability on any other Bank hereunder. The Banks shall have no obligation to make a Term Loan A after December 31, 2000 or to make a Term Loan B after the Closing Date.

The Term Loan Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments].

        3.3     COMMITMENT FEES.

        Accruing from the date hereof until December 31, 2000, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Term Loan A Commitment hereunder, a nonrefundable commitment fee (the "TERM LOAN A COMMITMENT FEE") equal to (a) from the date hereof until the Term Loans A outstanding equal or exceed $50,000,000, 3/4% per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) such Bank's Term Loan A Commitment and (ii) the sum of such Bank's Term Loan A then outstanding and (b) from the date on which the Term Loans A outstanding equal or exceed $50,000,000 until December 31, 2000, 1/2% per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) such Bank's Term Loan A Commitment and (ii) the sum of such Bank's Term Loan A then outstanding. All Commitment Fees shall be payable in arrears on the last Business Day of each June, September and December after the date hereof or upon acceleration of the Notes.

        3.4     TERM LOAN A REQUESTS.

        Except as otherwise provided herein, the Borrower may from time to time prior to December 31, 2000, request the Banks to make Term Loans A by delivering to the Agent, not later than 11:00 a.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Term Loans A to which the Euro-Rate Option applies; and (ii) on the proposed Borrowing Date with respect to the making of Term Loans A to which the Base Rate Option Applies, of a duly completed request therefor substantially in the form of Exhibit 3.4 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Term Loan A Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Term Loan A Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be not less than $3,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $1,000,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Euro-Rate Interest Period for the Loans comprising such Borrowing Tranche.

        3.5     MAKING TERM LOANS A.

        The Agent shall, promptly after receipt by it of a Term Loan A Loan Request pursuant to Section 3.4 [Term Loan A Requests], notify the Banks of its receipt of such Term Loan A Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Term Loans A requested thereby;
(ii) the amount and type of each such Term Loans A and the applicable Euro-Rate Interest Period (if any); and (iii) the apportionment among the Banks of such Term Loans A as determined by the Agent in accordance with Section 3.2 [Nature of Banks' Obligations]. Each Bank shall remit the principal amount of each Term Loan A to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to
Section 7.2 [Each Additional Loan], fund such Term Loans A to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, PROVIDED that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Term Loan A of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Paragraph 16 of EXHIBIT 10.

        3.6     TERM LOAN NOTES.

        The Obligation of the Borrower to repay the unpaid principal amount of the Term Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Term Note A and a Term Note B, payable to the order of each Bank in a face amount equal to the Term Loan A and the Term Loan B of such Bank.

        The principal amount of the Term Loans A shall be payable as follows:

                                                                   TERM LOANS A
             REPAYMENT DATE                                    (QUARTERLY PAYMENT*)
             --------------                                    --------------------
Last Business Day of March, June, September and
December, 2001                                                        2.50%

Last Business Day of March, June, September and
December, 2002                                                        3.00%

Last Business Day of March, June, September and
December, 2003                                                        4.50%

Last Business Day of March, June, September and
December, 2004                                                        6.25%

Last Business Day of March, June, September and
December, 2005                                                        8.75%

TOTAL                                                                  100%

*Each quarterly payment is expressed as a percentage of the principal amount of the Term Loans A outstanding on December 31, 2000.

The outstanding principal and all accrued and unpaid interest with respect to the Term Loans A, if not sooner paid or due and payable, shall be payable on the last Business Day of December 2005.

        The principal amount of the Term Loans B shall be payable as follows:

                                                                   TERM LOANS B
             REPAYMENT DATE                                    (QUARTERLY PAYMENT)
             --------------                                    -------------------
Last Business Day of June, September, December, 2000
and March, 2001                                                      $250,000

Last Business Day of June, September, December, 2001
and March, 2002                                                      $250,000

Last Business Day of June, September, December, 2002
and March, 2003                                                      $250,000

Last Business Day of June, September, December, 2003
and March, 2004                                                      $250,000

Last Business Day of June, September, December, 2004
and March, 2005                                                      $250,000

Last Business Day of June, September, December, 2005
and March, 2006                                                   $11,875,000

Last Business Day of June, September, December, 2006
and March, 2007                                                   $11,875,000

TOTAL                                                            $100,000,000

The outstanding principal and all accrued and unpaid interest with respect to the Term Loans B, if not sooner paid or due and payable, shall be payable on the last Business Day of March 2007.

        3.7     USE OF PROCEEDS.

        The proceeds of the Term Loans A shall be used to refinance a portion of the Term Loans outstanding under the Original Credit Agreement and to finance Permitted Acquisitions (and related fees and expenses) on or before December 31, 2000 in accordance with Section 8.1.10 [Use of Proceeds]. The proceeds of the Term Loans B shall be used to refinance $100,000,000 of the Term Loans outstanding under the Original Credit Agreement and in accordance with Section
8.1.10 [Use of Proceeds].

                4.      INTEREST RATES

        4.1     INTEREST RATE OPTIONS.

        The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Euro-Rate Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, PROVIDED that there shall not be at any one time outstanding more than fifteen (15) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

                        4.1.1   REVOLVING CREDIT INTEREST RATE OPTIONS.

        The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

                                (i)     REVOLVING CREDIT BASE RATE OPTION: A
fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                                (ii)    REVOLVING CREDIT EURO-RATE OPTION: A
rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

                        4.1.2   TERM LOAN INTEREST RATE OPTIONS.

        The Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

                                (i)     TERM LOAN A BASE RATE OPTION: A
fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate;

                                (ii)    TERM LOAN A EURO-RATE OPTION: A rate per
annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin;

                                (iii)   TERM LOAN B BASE RATE OPTION: A
fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus 250 basis points, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                                (iv)    TERM LOAN B EURO-RATE OPTION: A rate per
annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus 400 basis points.

                4.1.3   RATE QUOTATIONS.

                The Borrower may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

        4.2     INTEREST PERIODS.

        At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify the Euro-Rate Interest Period during which such Interest Rate Option shall apply, such Interest Period to be (i) one Month if the Borrower selects the Euro-Rate Option during the Syndications Period, and (ii) one, two, three or six Months if the Borrower selects the Euro-Rate Option after the Syndications Period has ended. The following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

                4.2.1   AMOUNT OF BORROWING TRANCHE.

        each Borrowing Tranche of Euro-Rate Loans shall be in integral multiples of $250,000 and not less than $500,000;

                4.2.2   RENEWALS.

        in the case of the renewal of a Euro-Rate Option at the end of an Euro-Rate Interest Period, the first day of the new Euro-Rate Interest Period shall be the last day of the preceding Euro-Rate Interest Period, without duplication in payment of interest for such day.

        4.3     INTEREST AFTER DEFAULT.

        To the extent permitted by Law, (i) upon the occurrence of an Event of Default under Section 9.1.1, 9.1.3, 9.1.14 or 9.1.15 and until such time such Event of Default shall have been cured or waived, or (ii) with the consent of the Required Banks upon the occurrence of any

Event of Default other than as set forth in clause (i) above that has not been cured or waived within thirty (30) days after the occurrence of such Event of
Default:

                        4.3.1   LETTER OF CREDIT FEES, INTEREST RATE.

                        the Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to EXHIBIT 2.8 or Section 4.1 [Interest Rate Options], respectively, shall be increased by two percent (2%) per annum; and

                        4.3.2   OTHER OBLIGATIONS.

                        each other Obligation hereunder if not paid when due (or in the case of expenses and indemnities, within 30 days after demand) shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional two percent (2%) per annum from the time such Obligation becomes due and payable and until it is paid in full.

                        4.3.3   ACKNOWLEDGMENT.

                        The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Agent.

                4.4     EURO-RATE UNASCERTAINABLE; ILLEGALITY.

                        4.4.1   EURO-RATE UNASCERTAINABLE.

                        If any Bank reasonably determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the interbank eurodollar market for the selected term, or adequate means do not exist for ascertaining the Euro-Rate, then such Bank shall give notice thereof to the Agent, and the Agent shall give notice thereof to the Borrower and the other Banks. Thereafter, until the Agent notifies the Borrower and the Banks that the circumstances giving rise to such suspension no longer exist, (a) the availability of the Euro-Rate Option shall be suspended, and (b) the interest rate for all Borrowing Tranches then bearing interest under the Euro-Rate Option shall be converted at the expiration of the then current Euro-Rate Interest Periods to the Base Rate Option.

                        4.4.2   ILLEGALITY.

                        If, after the date of this Agreement, any Bank shall reasonably determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Bank to make or maintain or fund loans under the Euro-Rate Option, such Bank shall notify the Borrower and the other Banks. Upon receipt of such notice, until such Bank notifies the Borrower and the other Banks that the circumstances giving rise to such determination no longer apply, (a) the availability of the Euro-Rate Option shall be suspended, and (b) the interest rate on all Borrowing Tranches then bearing interest under the Euro-Rate Option shall be converted to the Base Rate Option either (i) on the last day of the then current Euro-Rate Interest Periods if such Bank may lawfully continue to maintain Loans under the Euro-Rate Option to such day, or (ii) immediately if such Bank may not lawfully continue to maintain Loans under the Euro-Rate Option.

        4.5     SELECTION OF INTEREST RATE OPTIONS.

        If the Borrower fails to select a new Euro-Rate Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Euro-Rate Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2, the Borrower shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option or Term Loan Base Rate Option, as applicable, commencing upon the last day of the existing Euro-Rate Interest Period.

                5.      PAYMENTS

        5.1     PAYMENTS.

        All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 1:00 p.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, PROVIDED that in the event payments are received by 1:00 p.m., Pittsburgh time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

        5.2     PRO RATA TREATMENT OF BANKS.

        Each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Loans, shall (except as provided in Section 4.4 [Euro-Rate Unascertainable; Illegality], or Section 5.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

        5.3     INTEREST PAYMENT DATES.

        Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the last Business Day of each June, September, December and March after the date hereof and on the respective dates on which the Loans mature or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Euro-Rate Interest Period for those Loans and, if such Euro-Rate Interest Period is longer than three (3) Months, also on the 90th day of such Euro-Rate Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

        5.4     VOLUNTARY PREPAYMENTS.

                5.4.1   RIGHT TO PREPAY.

                The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6 [Additional Compensation in Certain Circumstances]):

                        (i) at any time with respect to any Loan to which the Base Rate Option applies,

                        (ii) on the last day of the applicable Euro-Rate Interest Period with respect to Loans to which a Euro-Rate Option applies,

                        (iii) on the date specified in a notice by any Bank pursuant to Section 4.4 [Euro-Rate Unascertainable, Etc.] with respect to any Loan to which a Euro-Rate Option applies.

                Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of Loans setting forth the following information:

                (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

                (y) a statement indicating the application of the prepayment between the Revolving Credit Loans and Term Loans; and

                (z) the total principal amount of such prepayment, which shall not be less than $500,000.

                All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.4.1 shall be applied pro rata between Term Loans A and Term Loans B and, with respect to such payments made upon the Term Loans A and Term Loans B, pro rata to the unpaid installments of principal. Except as provided in
Section 4.4 [Euro-Rate Unascertainable; Illegality], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and then to Term Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 5.6.2 [Indemnity].

                5.4.2   VOLUNTARY REDUCTION OF REVOLVING CREDIT COMMITMENT.

                The Borrower shall have the right upon not less than three (3) Business Days prior written notice to the Agent to irrevocably reduce the amount of the Revolving Credit Commitment; PROVIDED that any such termination or reduction of the Revolving Credit Commitment shall not be permitted if after giving effect thereto and to any prepayment of the Revolving Credit Loans made on the effective date of such reduction, the Revolving Facility Usage would exceed the Revolving Credit Commitment then in effect. Any such reduction shall be in a minimum amount of $500,000 or a whole multiple of $100,000 in excess thereof and shall reduce permanently the Revolving Credit Commitment then in effect.

        5.5     MANDATORY PREPAYMENTS.

                5.5.1   EXCESS CASH FLOW.

                Within one hundred twenty-five (125) days of each fiscal year end of the Borrower (each, a "MANDATORY PREPAYMENT DATE"), the Borrower shall make a mandatory prepayment of principal on the Term Loans as set forth below for the immediately preceding fiscal year, subject to a credit for voluntary prepayments made pursuant to Section 5.4 [Voluntary Prepayments] during the immediately preceding fiscal year (each, a "MANDATORY PREPAYMENT OF EXCESS CASH FLOW"):

               LEVERAGE RATIO                                      MANDATORY PREPAYMENT
               --------------                                      --------------------
Greater than 3.0                                                 75% of Excess Cash Flow

Less than or equal to 3.0 but greater than 2.5                   50% of Excess Cash Flow

Less than or equal to 2.5                                         0% of Excess Cash Flow

Each Mandatory Prepayment of Excess Cash Flow shall be applied as set forth in Section 5.5.3. To the extent that a Mandatory Prepayment of Excess Cash Flow exceeds the outstanding principal amount of the Term Loans, such prepayment shall be limited to the amount necessary to prepay the Term Loans in full.

                5.5.2 SALE OF ASSETS; CASUALTY EVENT; SALE OF DEBT OR EQUITY SECURITIES.

                (a) Within ten (10) Business Days of any sale of assets authorized by Section 8.2.7(v) [Disposition of Assets or Subsidiaries], the Borrower shall make a mandatory prepayment of principal on the Term Loans equal to the after-tax proceeds of such sale (as estimated in good faith by the Borrower). All prepayments pursuant to this Section 5.5.2(a) shall be applied as set forth in Section 5.5.3. Notwithstanding the foregoing, no prepayment shall be required with respect to the (i) net proceeds from such sale of assets unless such proceeds, exceed $500,000 in any fiscal year and then only to the extent of such excess, (ii) net proceeds from sales of assets to the extent that the Loan Parties establish a reserve in accordance with GAAP with respect to liabilities related to such sale, and (iii) net proceeds from sales of assets if the Borrower certifies to the Agent that it reasonably expects such net proceeds to be used to purchase substitute or replacement assets for use in the business of the Borrower or its Subsidiaries within twelve (12) months of the date of disposition. In the case of item (ii), the Borrower shall make a mandatory prepayment of the net proceeds established as a reserve at such time as the reserve is discontinued and to the extent that such liabilities have not been incurred by the Loan Parties, subject to the provision of clause (i). In the case of item (iii), in the event that such purchase has not occurred within twelve (12) months, the Borrower shall, subject to the provision of clause (i), make a mandatory prepayment of all net proceeds not so expended.

                (b) Within ten (10) Business Days of any Casualty Event by the Borrower or any Subsidiary of the Borrower, the Borrower shall make a mandatory prepayment of principal on the Term Loans equal to 100% of the net proceeds of such Casualty Event. All prepayments pursuant to this Section 5.5.2(b) shall be applied as set forth in Section 5.5.3. Notwithstanding the foregoing, no prepayment shall be required with respect to the (i) net proceeds from Casualty Events unless such proceeds exceed $500,000 in any fiscal year and then only to the extent of such excess, and (ii) net proceeds from Casualty Events if the Borrower certifies to the Agent that it reasonably expects such net proceeds to be used to purchase substitute or replacement assets for use in the business of the Borrower or its Subsidiaries within twelve
(12) months of the date of disposition. In the event that such purchase has not occurred within twelve (12) months, the Borrower shall, subject to the provision of clause (i) of the preceding sentence, make a mandatory prepayment of all net proceeds not so expended.

                (c) Within ten (10) Business Days of the sale of any debt securities (other than Indebtedness permitted under Section 8.2.1) or any equity securities, other than sales to management, directors, officers and employees of the Loan Parties, the Borrower shall make a mandatory prepayment of principal of the Term Loans equal to 100% (except, in the case of a public equity offering, 50%) of the net proceeds of such issuance of debt or equity securities or contributions to capital (other than contributions to capital received from Bank One Corporation, Saunders Karp & Megrue, Carlisle Enterprises or any wholly owned Subsidiary of any of the foregoing entities or any other investor who invests at the same time as any of the foregoing entities) (in each case after deduction of brokerage fees and expenses directly relating to such sale or issuance) as estimated in good faith by the Borrower. All prepayments pursuant to this Section 5.5.2(c) shall be applied to the Term Loans in the same manner set forth in Section 5.5.3.

                5.5.3   APPLICATION AMONG TERM LOANS AND INTEREST RATE OPTIONS.

                Mandatory prepayments will first be applied PRO RATA between Term Loans A and Term Loans B, and with respect to such payments made upon the Term Loans A and the Term Loans B, PRO RATA to the remaining scheduled amortization payments thereunder; PROVIDED, notwithstanding the foregoing and provided there are principal amounts outstanding under the Term Loans A, any Bank with a Term Loan B outstanding shall have the right to decline to have any mandatory prepayment applied to its Term Loan B, in which case that portion of the mandatory prepayment which would have been paid to such declining Bank or Banks with Term Loans B shall be applied to the Term Loans A outstanding pro rata to the remaining scheduled amortization payments thereunder until paid in full, then to the Term Loans B as provided for above. In the event that both the Term Loans A and the Term Loans B are paid in full, the mandatory prepayment shall be applied pro rata to the Revolving Credit Loans. Upon receipt of any mandatory prepayment from the Borrower, the Agent shall give notice to the Banks which hold Term Loans B, and in the event that any such Bank does not provide notice to the Agent declining such payment within two (2) Business Day after receipt of notice from the Agent, such Bank shall be deemed to have waived its right to decline such mandatory prepayment with respect to its Term Loan B.

                All prepayments required pursuant to this Section 5.5 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a Euro-Rate Option. In accordance with Section 5.6.2 [Indemnity], the Borrower shall indemnify the Banks for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Euro-Rate Interest Period.

                5.5.4   BORROWING BASE EXCEEDED.

                Whenever the outstanding principal balance of the Revolving Credit Loans plus the aggregate undrawn face amount of outstanding Letters of Credit issued pursuant to Exhibit 2.8 exceed the Borrowing Base, the Borrower shall make, within five (5) Business Days after the Borrower learns of such excess and whether or not the Agent has given notice to such effect, a mandatory payment of principal equal to the excess of the Revolving Facility Usage over the Borrowing Base.

        5.6     ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

                5.6.1 INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC.

                If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                        (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the net income of such Bank),

                        (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                        (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its reasonable discretion deems to be material, such Bank shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such

Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank twenty (20) Business Days after such notice is given.

                Unless a Bank gives notice to the Borrower within 180 days after the Bank has incurred the increase in cost, reduction of income, additional expense or reduced rate of return described in items (i) through (iii), the amount due and payable by the Borrower shall be limited to the increase in cost, reduction of income, additional expense or reduced rate of return incurred by the Bank during the period of 180 days preceding such notice through the date of such notice and after the date of such notice.

                5.6.2   INDEMNITY.

                In addition to the compensation required by Section 5.6.1 [Increased Costs, Etc.], the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

                        (i) payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Euro-Rate Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                        (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 [Revolving Credit Loan Requests], Section 3.4 [Term Loan A Requests] or Section 4.2 or notice relating to prepayments under Section 5.4 [Voluntary Prepayments], or

                        (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

        If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank twenty (20) Business Days after such notice is given.

                        6. REPRESENTATIONS AND WARRANTIES

        6.1     REPRESENTATIONS AND WARRANTIES.

        The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

                6.1.1   ORGANIZATION AND QUALIFICATION.

                Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on SCHEDULE 6.1.1 as of the date hereof and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except where the failure to so qualify would not result in a Material Adverse Change.

                6.1.2   CAPITALIZATION AND OWNERSHIP.

                As of the date of this Agreement, the authorized capital stock of the Borrower consists of 125,000 shares of Series A preferred stock, 25,000 shares of Series B preferred stock and 1,500,000 shares of common stock, of which 63,970.45 shares of Series A preferred stock and 762,032.75 shares of common stock (referred to herein as the "SHARES") are issued and outstanding and are owned as indicated on SCHEDULE 6.1.2. All of the Shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on
SCHEDULE 6.1.2.

                6.1.3   SUBSIDIARIES.

                SCHEDULE 6.1.3 states the name of each of the Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "SUBSIDIARY SHARES") and the owners thereof if it is a corporation, its outstanding partnership interests (the "PARTNERSHIP INTERESTS") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. The Borrower and each Subsidiary of the Borrower has good and valid title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien, other than Liens for taxes not yet due and payable. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on SCHEDULE 6.1.3.

                6.1.4   POWER AND AUTHORITY.

                Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                6.1.5   VALIDITY AND BINDING EFFECT.

                This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                6.1.6   NO CONFLICT.

                Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject (except with respect to the default or breach of material agreements as set forth on SCHEDULE 6.1.13 or which would not result in a Material Adverse Change), or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

                6.1.7   LITIGATION.

                There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such

Loan Party at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

                6.1.8   TITLE TO PROPERTIES.

                The real property owned or leased by each Loan Party and each Subsidiary of each Loan Party is described on SCHEDULE 6.1.8. Each Loan Party and each Subsidiary of each Loan Party has good title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All material leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                6.1.9   FINANCIAL STATEMENTS.

                        (i) HISTORICAL STATEMENTS. The Borrower has delivered to the Agent copies of audited year-end financial statements for the Borrower as of the end of the most recent fiscal year (the "ANNUAL STATEMENTS"). In addition, the Borrower has delivered to the Agent copies of unaudited consolidated interim financial statements for the Borrower and each of the Founding Companies for the fiscal year to date as of March 31, 2000 (the "INTERIM STATEMENTS") (the Annual and Interim Statements being collectively referred to as the "HISTORICAL STATEMENTS"). The Borrower represents that the Historical Statements were compiled from the books and records maintained by the respective Founding Companies' management, are correct, complete and fairly represent in all material respects the consolidated financial condition of the respective Founding Companies and their Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments and the absence of footnotes.

                        (ii) FINANCIAL PROJECTIONS. The Borrower has delivered to the Agent the consolidated and consolidating financial projections of the Borrower and its Subsidiaries (including each of the Founding Companies) for the period 2000-2005 derived from various assumptions of the Borrower's management and pro forma consolidated Historical Statements based on the Historical Statements of the Founding Companies (the "FINANCIAL PROJECTIONS"). The Borrower represents that the assumptions on which the Financial Projections are based were believed to be reasonable assumptions at the time of the preparation of the Financial Projections.

                        (iii) ACCURACY OF FINANCIAL STATEMENTS. None of the Founding Companies, after giving effect to the acquisition of each of the Founding Companies, has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto or which have not been disclosed in writing to the Agent, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which may cause a Material Adverse Change. Since December 31, 1999, no Material Adverse Change has occurred.

                        6.1.10 USE OF PROCEEDS; MARGIN STOCK; SECTION 20 SUBSIDIARIES.

                                6.1.10.1 GENERAL.

                                The Loan Parties intend to use the proceeds of
the Loans in accordance with Sections 2.7, 3.7 and 8.1.10.

                                6.1.10.2 MARGIN STOCK.

                                None of the Loan Parties or any Subsidiaries of
any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

                                6.1.10.3 SECTION 20 SUBSIDIARIES.

                                The Loan Parties do not intend to use and shall
not use any portion of the proceeds of the Loans, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

                        6.1.11  FULL DISCLOSURE.

                        Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

                        6.1.12  TAXES.

                        All federal tax returns and material state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all Federal and material state, local and other taxes, fees, assessments and other material governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

                        6.1.13  CONSENTS AND APPROVALS.

                        Except for the filing of financing statements and the Mortgages in the state and county filing offices, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on SCHEDULE 6.1.13 and except with respect to consents, the failure of which to obtain would not result in a Material Adverse Change, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on SCHEDULE 6.1.13.

                        6.1.14  NO EVENT OF DEFAULT; COMPLIANCE WITH
                                INSTRUMENTS.

                        No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

                        6.1.15  PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.

                        Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others. All registered patents, trademarks, service marks, trade names, copyrights and applications for any of the foregoing of each Loan Party and each Subsidiary of each Loan Party are listed and described on SCHEDULE 6.1.15.

                        6.1.16  SECURITY INTERESTS.

                        The Liens and security interests granted to the Agent for the benefit of the Banks pursuant to the Collateral Assignment, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement and the Security Agreement in the Collateral (other than the Real Property) constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "UNIFORM COMMERCIAL CODE") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. The Loan Parties party to each of the Loan Documents which grant Liens and security interests to the Agent for the benefit of the Banks hereby acknowledge and agree that all such Liens and security interests granted prior to the date hereof continue to secure the Obligations, as such term is defined in this Agreement. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral and recordation of the Patent, Trademark and Copyright Security Agreement in the United States Patent and Trademark Office and United States Copyright Office, as applicable, all such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Collateral Assignment, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement and the Security Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements in the manner required under applicable state Law. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

                        6.1.17  MORTGAGE LIENS.

                        The Liens granted to the Agent for the benefit of the Banks pursuant to the Mortgages constitute valid first priority Liens under applicable law, subject to Permitted Liens acceptable to the Agent. All such action as will be necessary or advisable to establish such Liens of the Agent and their priority as described in the preceding sentence will be taken at or prior to the time required for such purpose, and there will be as of the date of execution and delivery of the Mortgages no necessity for any further action in order to protect, preserve and continue such Lien and such priority (other than the recording of the Mortgages).

                        6.1.18  STATUS OF THE PLEDGED COLLATERAL.

                        All the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement or the Collateral Assignment are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien (other than Liens for taxes not yet due and payable) or restriction on transfer, except as otherwise provided by the Pledge Agreement or the Collateral Assignment and except as the right of the Banks to dispose of the Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral except as described on SCHEDULE 6.1.18. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Agent.

                        6.1.19  INSURANCE.

                        On the Closing Date and as of each date on which updates are required to be delivered pursuant to Section 6.2, SCHEDULE 6.1.19 lists all insurance policies and other bonds to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with customary business practice in the industry of the Loan Parties and their Subsidiaries.

                        6.1.20  COMPLIANCE WITH LAWS.

                        The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.25 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

                        6.1.21  MATERIAL CONTRACTS; BURDENSOME RESTRICTIONS.

                        On the Closing Date and as of each date on which updates are required to be delivered pursuant to Section 6.2, SCHEDULE 6.1.21 lists all material contracts relating to the business operations of each Loan Party and each Subsidiary of any Loan Party, including all employee benefit plans and Labor Contracts. All such material contracts are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms (except to the extent that they terminate in the ordinary course of business in accordance with their terms), and, as of the Closing Date and as of each date when the updates are required to be delivered, there is no material default thereunder, to the

Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.

                        6.1.22  INVESTMENT COMPANIES; REGULATED ENTITIES.

                        None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                        6.1.23  PLANS AND BENEFIT ARRANGEMENTS.

                        Except as set forth on SCHEDULE 6.1.23 and with respect to any Plan that is not maintained, sponsored or contributed to by the Borrower or any Subsidiary of the Borrower but which could reasonably be expected to result in any material liability to the Borrower or any Subsidiary of the
Borrower:

                                (i)     The Borrower and each other member of
the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group
(i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                                (ii)    To the best of the Borrower's knowledge,
each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                                (iii)   Neither the Borrower nor any other
member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                                (iv)    No event requiring notice to the PBGC
under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under
Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                                (v)     The aggregate actuarial present value of
all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                                (vi)    Neither the Borrower nor any other
member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                                (vii)   To the extent that any Benefit
Arrangement is insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                                (viii)  All Plans, Benefit Arrangements and
Multiemployer Plans have been administered in accordance with their terms and applicable Law.

                        6.1.24  EMPLOYMENT MATTERS.

                        Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change. The Borrower has delivered to the Agent true and correct copies of each of the Labor Contracts, including the employment agreements for senior management of the Borrower but excluding other employment contracts.

                        6.1.25  ENVIRONMENTAL MATTERS.

                        Except as disclosed on SCHEDULE 6.1.25:

                                (i)     None of the Loan Parties or any
Subsidiary has received any Environmental Complaint and has no reason to believe that it might receive an Environmental Complaint except for any such Environmental Complaint(s) individually or in the aggregate which, adversely resolved, would not result in a Material Adverse Change.

                                (ii)    No activity of the Loan Parties or any
Subsidiary at the Property is being or has been conducted in violation of any Environmental Law, and to the knowledge of Loan Parties, no activity of any prior owner or operator of the Property was conducted in violation of any Environmental Laws except for any such violation which would not result in a Material Adverse Change.

                                (iii)   There are no Regulated Substances
present on, in, under, or emanating from, or to Loan Parties' knowledge emanating to, the Property or any portion thereof which result in Contamination.

                                (iv)    Each Loan Party and each of the Loan
Parties' Subsidiaries has all Required Environmental Permits, except to the extent the failure to possess would not result in a Material Adverse Change, and all such Required Environmental Permits are in full force and effect.

                                (v)     Each Loan Party and each of the Loan
Parties' Subsidiaries has submitted all Required Environmental Reports which pursuant to Environmental Laws it is required to submit to an Official Body, and Borrower maintains all Required Environmental Reports which pursuant to Environmental Laws it is required to maintain except for such of the foregoing the failure to submit or maintain which would not result in a Material Adverse Change.

                                (vi)    To the knowledge of Loan Parties, no
facility or site to which Borrower, either directly or indirectly by a third party, has sent Regulated Substances for storage, treatment, disposal or other management has been or is being operated in violation of Environmental Laws or pursuant to Environmental Laws is identified or proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by an Official Body.

                                (vii)   No portion of the Property is identified
or to the Loan Parties' knowledge proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by an Official Body.

                                (viii)  No portion of the Property constitutes
an Environmentally Sensitive Area.

                                (ix)    No lien or other encumbrance authorized
by Environmental Laws exists against the Property, and the Loan Parties have no reason to believe that such a lien or encumbrance may be imposed.

                        6.1.26  YEAR 2000.

                        The Loan Parties and their Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by the Loan Parties and their Subsidiaries (or, to the knowledge of the Loan Parties, any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "YEAR 2000 PROBLEM"). The Year 2000 Problem will not result in any Material Adverse Change.

                        6.1.27  SENIOR DEBT STATUS.

                        The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement each of the other Loan Documents and, if provided by a Bank, the Interest Rate Protection Agreement, to which it is a party do rank and will rank at least PARI PASSU in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

        6.2     UPDATES TO SCHEDULES.

        Except for SCHEDULE 6.1.2, upon the closing of each Permitted Acquisition and each date for the delivery of the quarterly and annual financial statements of the Borrower pursuant to EXHIBIT 8.3, the Borrower shall provide the Agent in writing with such revisions or updates to the Schedules as may be necessary or appropriate to update or correct same. Except for informational changes made to the schedules with such revisions or updates which do not affect the substance of the representations made by the Loan Parties, no breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule shall be deemed to have been cured by such revisions or updates. The Borrower shall update SCHEDULE 6.1.2 in connection with any Permitted Acquisition where the consideration includes capital stock issued by the Borrower.

        7.      CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

        The obligation of each Bank to make Loans and of the Agent to issue Letters of Credit hereunder is subject to (i) the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and (ii) to the satisfaction of the following further conditions being met in connection with the Banks' financing of each Permitted Acquisition:

                7.1 LOANS AND LETTERS OF CREDIT ON THE CLOSING DATE AND IN CONNECTION WITH PERMITTED ACQUISITIONS.

                On the Closing Date and, unless otherwise set forth herein, on the date of each Permitted Acquisition:

                        7.1.1   OFFICER'S CERTIFICATE.

                        The representations and warranties of each of the Loan Parties contained in Section 6 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date and the date of each Permitted Acquisition with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date or the date of each Permitted Acquisition, as applicable, and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

                        7.1.2   SECRETARY'S CERTIFICATE.

                        There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date or the date of each Permitted Acquisition, as applicable, and signed by the Secretary or an Assistant Secretary of each of the Loan Parties executing and delivering Loan Documents on such dates, certifying as appropriate as to:

                                (i)     all required action taken by each Loan
Party in connection with this Agreement and the other Loan Documents;

                                (ii)    the names of the officer or officers
authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the officers authorized to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                                (iii)   copies of its organizational documents,
including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.

                        7.1.3   DELIVERY OF LOAN DOCUMENTS.

                        The Collateral Assignment, Guaranty Agreement, Guarantor Joinder (if applicable), Indemnity (if applicable), Mortgage (if applicable), Notes, Patent, Trademark and Copyright Security Agreement, Pledge Agreement, Intercompany Subordination Agreement, Management Fee Subordination Agreement and Security Agreement shall have been duly executed and delivered to the Agent for the benefit of the Banks, together with all appropriate financing statements and appropriate stock powers and certificates evidencing the Shares, the Partnership Interests and the LLC Interests.

                        7.1.4   OPINION OF COUNSEL.

                        There shall be delivered to the Agent for the benefit of each Bank a written opinion of Kirkland & Ellis, counsel for the Loan Parties or such other counsel as may be acceptable to the Agent, dated the Closing Date or the date of each Permitted Acquisition, as applicable, and in form and substance satisfactory to the Agent and its counsel:

                                (i)     as to the matters set forth in EXHIBIT
7.1.4; and

                                (ii)    as to such other matters incident to the
transactions contemplated herein as the Agent may reasonably request.

                        7.1.5   LEGAL DETAILS.

                        All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

                        7.1.6   PAYMENT OF FEES.

                        The Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid all other commitment and other fees accrued through the Closing Date or the date of the Permitted Acquisition, as applicable, and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

                        7.1.7   SOLVENCY.

                        The Borrower shall have delivered to the Agent, on or prior to the Closing Date and the date of each Permitted Acquisition, as applicable, a certificate from the Chief Financial Officer or the Chief Executive Officer of Borrower, in form and substance satisfactory to the Agent in its reasonable discretion with respect to the solvency (on a consolidated basis) of the Borrower and each Loan Party immediately after the consummation of the transactions to occur on the Closing Date or the date of such Permitted Acquisition, as applicable.

                        7.1.8   CONSENTS.

                        All material consents required to effectuate the transactions contemplated hereby on the Closing Date and on the date of each Permitted Acquisition, as applicable, as set forth on SCHEDULE 6.1.13, shall have been obtained.

                        7.1.9   OFFICER'S CERTIFICATE REGARDING MACS.

                        Since December 31, 1999, no Material Adverse Change shall have occurred; there shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date or the date of each Permitted Acquisition, as applicable, signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

                        7.1.10  NO VIOLATION OF LAWS.

                        The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Banks.

                        7.1.11  NO ACTIONS OR PROCEEDINGS.

                        No action, proceeding, investigation, regulation or legislation shall have been instituted, or to the knowledge of any Loan Party, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                        7.1.12 INSURANCE POLICIES; CERTIFICATES OF INSURANCE; ENDORSEMENTS.

                        The Loan Parties shall have delivered evidence acceptable to the Agent in its reasonable discretion that adequate insurance in compliance with Section 8.1.3 [Maintenance of Insurance] is in full force and effect and that all premiums then due thereon have been paid, together with a certified copy of each Loan Party's casualty insurance policy or policies evidencing coverage satisfactory to the Agent, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Agent and its counsel naming the Agent as additional insured, mortgagee and lender loss payee.

                        7.1.13  TITLE INSURANCE.

                        The Loan Parties shall deliver a title insurance policy or policies or binder or binders in favor of the Agent for the benefit of the Banks, in customary ALTA current mortgagee's form, in amounts not less than the fair market value of any Real Property Collateral, with premiums paid thereon, issued by a title insurance company acceptable to the Agent and insuring any Mortgage as a valid first priority Lien upon the applicable Loan Parties' fee simple title to, or leasehold interest in, the Real Property Collateral and all improvements and all appurtenances thereto (including such easements and appurtenances as may be required by the Agent), free and clear of any and all defects and encumbrances whatsoever, subject only to such exceptions as may be approved in writing by the Agent, with endorsements thereto as to such matters as the Agent may designate.

                        7.1.14  EVIDENCE OF LIEN PRIORITY.

                        The Agent shall have received evidence in a form acceptable to the Agent that subject to the exceptions noted in Section 6.16, the Lien of the Banks on the Collateral constitutes a Prior Security Interest in favor of the Banks and, in the case of a Mortgage, a valid and perfected first priority Lien.

                        7.1.15  LANDLORD'S WAIVER.

                        The Loan Parties shall have delivered an executed Landlord's Waiver in substantially the form of EXHIBIT 7.1.15 from the lessor for each leased Collateral location, as listed on Schedule A to the Security Agreement or shall evidence to the Agent that such Landlord's Waiver has been sought from each applicable lessor and that the Loan Parties are using all reasonable commercial efforts to obtain such Landlord's Waiver.

                        7.1.16  CONSUMMATION OF TRANSACTIONS.

                        On the date of closing of any Permitted Acquisition, the transactions contemplated by the purchase agreement with respect to such Permitted Acquisition shall have been consummated in all respects in accordance with the terms thereof (without the waiver or amendment of any condition unless consented to by the Agent). Each of the parties thereto shall have complied in all respects with all covenants set forth in such purchase agreement (without the waiver or amendment of any of the terms thereof unless consented to by the Agent).

                7.1.17  LIEN SEARCH.

                The Agent and the Banks shall have received the results of a recent lien, tax and judgment search in each of the jurisdictions and offices where assets of the Borrower and its Subsidiaries or each entity party to a Permitted Acquisition, as applicable, with a value of $25,000 or more (excluding registered motor vehicles) are located or recorded, and such search shall reveal no liens on any of their assets except for liens permitted by the Loan Documents or liens to be discharged in connection with the transactions contemplated hereby.

                7.1.18  DUE DILIGENCE AND CONTINGENT LIABILITIES.

                The Agent and the Banks shall have completed all requested due diligence with respect to the Borrower, its Subsidiaries and any entities party to a Permitted Acquisition, as applicable, including without limitation, the acquisition due diligence reports and the audits/reviews prepared by Ernst & Young, LLP or other nationally recognized accounting firm, management background checks, customer reference checks, site visits and environmental compliance reports, and shall be reasonably satisfied as to the amount and nature of all environmental, tax, ERISA, employment, retirement, benefit and other contingent liabilities to which the Borrower, its Subsidiaries and any entities party to a Permitted Acquisition may be subject.

                7.1.19  YEAR 2000.

                The Agent and the Banks shall be reasonably satisfied with all arrangements and preparations by the Borrower and any entities party to a Permitted Acquisition, as applicable, with respect to the Year 2000 Problem.

        7.2     EACH ADDITIONAL LOAN OR LETTER OF CREDIT.

        At the time of making any Loans or issuing any Letters of Credit (other than Loans made or Letters of Credit issued on the Closing Date) and in connection with the transactions contemplated by any Permitted Acquisition, and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 6 and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request, Term Loan A Request or application for a Letter of Credit, as the case may be.

                                  8. COVENANTS

        8.1     AFFIRMATIVE COVENANTS.

        The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations (other than contingent Obligations for indemnification) under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

                8.1.1   PRESERVATION OF EXISTENCE, ETC.

                Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.] or except where the failure to be so qualified would not result in a Material Adverse Change.

                8.1.2   PAYMENT OF LIABILITIES, INCLUDING TAXES, ETC.

                Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments, governmental charges and claims of subcontractors upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments, governmental charges or claims of subcontractors, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would result in a Material Adverse Change or adversely affect to a material extent the Collateral, PROVIDED that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                8.1.3   MAINTENANCE OF INSURANCE.

                Each Loan Party will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by Persons engaged in similar businesses in similar locations and will deliver evidence thereof to Agent. The Loan Parties shall cause, pursuant to endorsements and assignments in form and substance reasonably satisfactory to

Agent, the Agent, for the benefit of Agent and Banks, to be named as lender's loss payee in the case of casualty insurance, Agent, for the benefit of Agent and Banks, to be named as additional insured in the case of all liability insurance and Agent, for the benefit of Agent and Banks, to be named as assignee in the case of all business interruption insurance; PROVIDED, that notwithstanding the foregoing, in the absence of a Potential Default or an Event of Default, the Loan Parties may receive and retain proceeds from such casualty policies to the extent that such proceeds are less than $500,000 or as permitted or as otherwise permitted in accordance with Section 5.5.2(b).

                8.1.4   MAINTENANCE OF PROPERTIES AND LEASES.

                Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear and casualty damage excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                8.1.5   MAINTENANCE OF PATENTS, TRADEMARKS, ETC.

                Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

                8.1.6   VISITATION RIGHTS.

                Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, PROVIDED that each Bank shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection. In the event any Bank desires to visit and inspect any Loan Party, such Bank shall make a reasonable effort to conduct such visit and inspection contemporaneously with any visit and inspection to be performed by the Agent.

                8.1.7   KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

                The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                8.1.8   PLANS AND BENEFIT ARRANGEMENTS.

                The Borrower shall, and shall cause each of its Subsidiaries to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any of its Subsidiaries to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each of its Subsidiaries to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                8.1.9   COMPLIANCE WITH LAWS.

                Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, PROVIDED that it shall not be deemed to be a violation of this Section
8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

                8.1.10  USE OF PROCEEDS.

                The Loan Parties will use the Letters of Credit and the proceeds of the Loans only to provide a portion of the proceeds required for the acquisition of the Founding Companies and the Permitted Acquisitions, to pay related fees and expenses and to fund working capital and general corporate needs. The Loan Parties shall not use the Letters of Credit and the proceeds of the Loans for any purpose which contravenes any applicable Law or any provision hereof.

                8.1.11  FURTHER ASSURANCES.

                Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

                8.1.12  SUBORDINATION OF INTERCOMPANY LOANS; MANAGEMENT FEES.

                Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement. The Borrower shall cause any fees and similar obligations to First Chicago Equity Corporation, Carlisle 1999, L.P. and SKM Equity Fund II, L.P. and SKM Investment Fund II (and any Affiliates of the foregoing) in connection with the

First Chicago Equity Corporation's, Carlisle 1999, L.P.'s and Saunders, Karp & Megrue's management of the Loan Parties (the "MANAGEMENT FEES") to be subordinated to the Obligations pursuant to the Management Fee Subordination Agreements. Management Fees shall not exceed $2,000,000 in the aggregate in any fiscal year.

                8.1.13  INTEREST RATE PROTECTION.

                The Borrower shall have entered into an interest rate protection agreement with a financial institution acceptable to the Agent (i) in an amount equal to at least 50% of the Term Loans advanced by the Banks on or before the Closing Date, and (ii) for such a period and with such other terms and conditions as shall be acceptable to the Agent. Within thirty (30) days after each of (a) September 30, 2000 and (b) December 31, 2000, the Borrower shall enter into an interest rate protection agreement with a financial institution acceptable to the Agent for a period of at least three (3) years (i) in an amount equal to at least 50% of the Term Loans advanced by the Banks subsequent to the Closing Date and through September 30, 2000 or December 31, 2000, as applicable, and (ii) with such other terms and conditions as shall be acceptable to the Agent. The interest rate protection agreements referenced above are hereby defined collectively as the "INTEREST RATE PROTECTION AGREEMENT". Each of the Banks and each Affiliate of a Bank which such Bank utilizes in connection with any such Interest Rate Protection Agreement shall be acceptable to the Agent for purposes of the preceding sentences. Documentation for the Interest Rate Protection Agreement shall be in a standard International Swap Dealer Association Agreement, shall provide for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, shall be reasonably satisfactory to the Agent and shall not allow that any collateral be provided as security for such agreement unless a Bank or an Affiliate of a Bank is providing the Interest Rate Protection Agreement.

                8.1.14  KEY MAN LIFE INSURANCE.

                The Borrower shall have delivered to the Agent evidence of key man life insurance policies obtained by the Borrower (the "KEY MAN LIFE INSURANCE") on the life of Ismael Perera in an amount of not less than $3,000,000 coverage and with terms acceptable to the Agent and such insurance policies shall be collaterally assigned to the Agent on behalf of the Banks under terms and conditions set forth on Exhibit 8.1.14. In its reasonable discretion the Agent shall make the proceeds of such life insurance policy paid to the Agent available to the Borrower for purposes of recruiting executives for the Borrower. Provided no Event of Default has occurred, the Agent shall release such assignment two years after issuance of such policy or policies, at which time the Borrower may discontinue such coverage in its discretion.

                8.1.15  ENVIRONMENTAL ASSESSMENTS.

                As soon as reasonably practicable and, in any event within thirty (30) days of requesting by (i) the Agent or the Syndication Agent or (ii) any Bank together with the Agent or the Syndication Agent (the "REQUESTING PARTY"), the Borrower shall deliver to the Agent, with a copy for each Lender, written environmental assessments, prepared by a third party reasonably satisfactory to the Requesting Party, conforming to the standards of the ASTM "Standard Practice for Environmental Assessments: Phase I Environmental Site Assessment Process" for each of the Borrower's operating locations and owned properties, if any. If the Borrower does not promptly engage such third party to commence the preparation of the written assessment, then, the Requesting Party may do so at the Borrower's expense and the Borrower will provide reasonable access to its facilities and management and cooperate in the preparation of such report.

        8.2     NEGATIVE COVENANTS.

        The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations (other than contingent Obligations for indemnification) hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

                8.2.1   INDEBTEDNESS.

                Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                        (i)     Indebtedness under the Loan Documents;

                        (ii)    Existing Indebtedness as set forth on SCHEDULE
8.2.1 (including any extensions or renewals thereof, PROVIDED there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on SCHEDULE 8.2.1);

                        (iii) Capitalized and operating leases as and to the extent permitted under Section 8.2.15 [Capital Expenditures and Leases];

                        (iv) Indebtedness secured by Purchase Money Security Interests not exceeding $2,000,000;

                        (v) Indebtedness of a Loan Party to another Loan Party which is subordinated in accordance with the provisions of Section 8.1.12 [Subordination of Intercompany Loans];

                        (vi) Indebtedness arising with respect to any Interest Rate Protection Agreement approved by the Agent under Section 8.1.13;

                        (vii) Indebtedness arising from surety bonds or performance bonds securing performance of the Borrower or any of its Subsidiaries;

                        (viii) Indebtedness not in excess of $100,000 at any one time outstanding in connection with the financing of insurance premiums;

                        (ix) Indebtedness permitted under Section 8.2.6(2) in connection with any Permitted Acquisition;

                        (x) Indebtedness owed to officers, directors and employees of the Loan Parties which is incurred in connection with any redemption of shares of the Borrower permitted under Section 8.2.5; and

                        (xi)    Indebtedness not otherwise described in clauses
(i) through (x) above which does not exceed $500,000 at any one time outstanding.

                8.2.2   LIENS.

                Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                8.2.3   GUARANTIES.

                Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (i) Guaranties of Indebtedness of the Loan Parties permitted hereunder, (ii) Guaranties by any Loan Party of the obligations of another Loan Party (other than Indebtedness), and (iii) Guaranties assumed in connection with the acquisition of the Founding Companies or as permitted under Section 8.2.6 in connection with Permitted Acquisitions.

                8.2.4   LOANS AND INVESTMENTS.

                Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                        (i) trade credit extended on usual and customary terms in the ordinary course of business;

                        (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

                        (iii) loans, advances and investments in other Loan Parties;

                        (iv) the following permitted investments: (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;
(ii) commercial paper maturing in one year or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition; (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition,
(iv) mutual funds investing solely in investments described in items (i) through
(iii) above, and (v) money market accounts having a fixed price per share;

                        (v) Promissory notes issued by officers, directors and employees of the Loan Parties in exchange for equity interests of the Borrower provided that the Loan Parties did not provide cash to allow such officers, directors and employees to purchase such equity interests;

                        (vi) Promissory notes issued by Persons which purchase assets of the Loan Parties as permitted under Section 8.2.7, provided that such deferred portion of the consideration paid by such Persons does not exceed 20 percent of the total purchase price, and provided further, that the amount of all such loans and investments at any one time outstanding does not exceed $600,000; and

                        (vii)   Investments set forth on SCHEDULE 8.2.4.

                8.2.5   DIVIDENDS AND RELATED DISTRIBUTIONS.

                Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except (i) dividends or other distributions payable to another Loan Party (ii) dividends of the Borrower to shareholders of the Borrower which are made in capital stock of the Borrower, and, (iii) provided no Event of Default has occurred, payments in redemption of the capital stock of the Borrower owned by officers, directors and employees of the Loan Parties who leave or are terminated from such positions, provided further, that such cash payments shall not exceed $1,000,000 in any fiscal year, such greater amount not to exceed $1,500,000 in any fiscal year as is acceptable to the Agent or such greater amount as is acceptable to the Required Banks. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to enter into or agree to enter into any agreement which prohibits or restricts it from paying or agreeing to pay any dividend or other distribution to another Loan Party.

                8.2.6   LIQUIDATIONS, MERGERS, CONSOLIDATIONS, ACQUISITIONS.

                Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, PROVIDED that

                (1) any Loan Party other than the Borrower may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties,

                (2) any Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of the assets of another Person or of a business or division of another Person (each a "PERMITTED ACQUISITION"), PROVIDED that each of the following requirements is met:

                        (i) if the Loan Parties are acquiring the ownership interests in such Person, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor pursuant to Section 11.18 [Joinder of Guarantors] on or before the date of such Permitted Acquisition;

                        (ii) the Loan Parties, such Person and its owners, as applicable, shall grant Liens in the assets of or acquired from and stock or other ownership interests in such Person and otherwise comply with Section 11.18 [Joinder of Guarantors] on or before the date of such Permitted Acquisition;

                        (iii) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition;

                        (iv) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable (a) shall be substantially the same as one or more line or lines of business conducted by the Loan Parties or a reasonable extension of such line or lines of business and shall comply with Section 8.2.10 [Continuation of or Change in Business], the business shall be located in the United States, and, in the case of the acquisition of the ownership interests of another Person, such Person shall be a domestic entity organized in the United States, a state or territory of the United States or Canada, (b) shall have reported positive EBITDA for the immediately preceding twelve month period as determined by the acquisition due diligence reports prepared by Ernst & Young, LLP, (c) shall have been audited by Ernst & Young, LLP or another nationally recognized accounting firm or undergone a review by Ernst & Young, LLP or another nationally recognized accounting firm as part of the acquisition due diligence and such audit or review is satisfactory to the Agent in its reasonable discretion;

                        (v) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

                        (vi) pro forma Consolidated Total Indebtedness to Consolidated EBITDA (after deducting the greater of $3,500,000 or the actual corporate overhead for the period ending December 31, 2000 and the actual corporate overhead thereafter) for the twelve month period ended immediately prior to the closing of any Permitted Acquisition shall not exceed 3.30 to 1.00 and any pro forma adjustments relating to any Permitted Acquisitions shall be approved by the Agent;

                        (vii) after giving effect to such acquisition (including the payment of any prospective earn-outs), the Borrower shall have at least $10,000,000 of availability of Revolving Credit Loans;

                        (viii) except for the acquisition of those entities set forth on SCHEDULE 8.2.6, in connection with the closing of any single Permitted Acquisition, the sum of the Loans advanced plus any Indebtedness assumed shall not exceed $20,000,000 without the consent of the Agent and the Required Banks, and any Indebtedness assumed shall be unsecured and fully subordinated to the Obligations, shall not amortize during the term of the Obligations and all terms of such Indebtedness shall be acceptable to the Agent;

                        (ix) the Borrower shall demonstrate that it shall be in compliance, based on the most recently available twelve month period as reasonably agreed to by the Agent, with the covenants contained in Section 8.2.6(vi), Sections 8.2.16 through 8.2.18 after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition and giving pro forma effect to net Consolidated EBITDA of the Person or assets so acquired as described in Section 8.2.19) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of EXHIBIT 8.2.6 evidencing such compliance;

                        (x) the Borrower shall deliver to the Agent and each of the Banks consolidated and, prior to the later of December 31, 2000 or an IPO, consolidating financial projections of the Borrower and its Subsidiaries incorporating the pending Permitted Acquisition for a period of five years after the acquisition including the year of acquisition except, however that the projection period will not go past 2007 in any case;

                        (xi) the Loan Parties shall deliver to the Agent and each of the Banks (a) ten (10) Business Days before such Permitted Acquisition, copies of a description and financial statements of the entity or assets to be acquired and related due diligence information and (b) at least five (5) Business Days before such Permitted Acquisition, copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and shall deliver to the Agent such other information about such Person or its assets as any Bank may reasonably require; and

                        (xii) with respect to each Permitted Acquisition in which a Loan Party has an obligation to make future earn-out payments in connection with the acquisition, such earn-out payments shall be deferred and not paid in the event that at the time scheduled for such earn-out payment or after giving effect to such earn-out payment, the Leverage Ratio, determined on a pro forma basis at such time and after giving effect to such payment, exceeds the lesser of (a) 3.3 to 1.0 or (b) the applicable Leverage Ratio covenant set forth in Section 8.2.17 at such time; provided however, to the extent that the shareholders of the Borrower provide additional cash equity for the purpose of funding such earn-out payment or such Loan Party otherwise has available cash on hand but in no event including Loan proceeds, such payment may be made by the Loan Party.

Notwithstanding the foregoing, the acquisition by the Borrower of less than all of the ownership interests of Telpro at the Initial Telpro Closing pursuant to the Telpro Stock Purchase Agreement shall be considered a Permitted Acquisition subject to the terms of the Telpro Stock Purchase Agreement. On and after the Initial Telpro Closing, Telpro shall be considered a Subsidiary of the Borrower for all purposes of this Agreement and the other Loan Documents. In connection with the calculation of the consolidated financial statements of the Borrower for purposes of this Agreement, from and after the Initial Telpro Closing until such time as Telpro is a wholly-owned Subsidiary of the Borrower, all of the EBITDA, Indebtedness, Fixed Charges and interest expense of Telpro shall accrue to the Borrower notwithstanding any reduction of such amounts under GAAP based upon the Borrower's ownership of less than all the ownership interests of Telpro; and

                (3) Linc.net Acquisition II may liquidate provided that all ownership interests in other Loan Parties and assets of Linc.net Acquisition II are transferred to the Borrower or a Guarantor and such ownership interest are subject to the Pledge Agreement.

                8.2.7   DISPOSITIONS OF ASSETS OR SUBSIDIARIES.

                Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

                        (i) transactions involving the sale of inventory in the ordinary course of business;

                        (ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

                        (iii) any sale, transfer or lease of assets by any Loan Party to another Loan Party;

                        (iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 8.2.15 [Capital Expenditures and Leases], PROVIDED such substitute assets are subject to the Banks' Prior Security Interest; or

                        (v) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iv) above, which is approved by the Required Banks so long as the after-tax proceeds (as reasonably estimated by the Borrower) are applied as a mandatory prepayment of the Term Loans in accordance with the provisions of Section 5.5.2 [Sale of Assets] above.

                8.2.8   AFFILIATE TRANSACTIONS.

                Except as set forth on SCHEDULE 8.2.8, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) with an Affiliate of such Loan Party unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Agent and is in accordance with all applicable Law.

                8.2.9   SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES.

                Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date and (ii) any Subsidiary formed or, to the extent permitted by
Section 8.2.6, acquired after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 11.18 [Joinder of Guarantors], PROVIDED that such Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected Liens having a Prior Security Interest to the Agent for the benefit of the Banks in the assets held by, and stock of or other ownership interests in, such Subsidiary pursuant to the Loan Documents. Each of the Loan Parties shall not become or agree to (1) become a general or limited partner in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a joint venturer or hold a joint venture interest in any joint venture.

                8.2.10  CONTINUATION OF OR CHANGE IN BUSINESS.

                Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year and reasonable extensions of such business, and such Loan Party or Subsidiary shall not permit any material change in such business.

                8.2.11  PLANS AND BENEFIT ARRANGEMENTS.

                Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to:

                        (i) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;

                        (ii) request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

                        (iii) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                        (iv) permit the aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                        (v) fail to make when due any contribution to any Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                        (vi) withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

                        (vii) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

                        (viii) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA; or

                        (ix) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

                8.2.12  FISCAL YEAR.

                The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve (12)-month period beginning January 1 and ending December 31, other than changes made in the fiscal year of a Subsidiary to cause its fiscal year to begin January 1 and end December 31.

                8.2.13  ISSUANCE OF STOCK.

                Other than as contemplated by the Acquisition Agreements, each of the Loan Parties other than the Borrower shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof except for the issuance of capital stock to other Loan Parties, provided that such additional capital stock is pledged to the Agent pursuant to the Pledge Agreement and no Change of Control results therefrom.

                8.2.14 CHANGES IN ORGANIZATIONAL DOCUMENTS AND ACQUISITION AGREEMENTS.

                Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least written notice to the Agent and the Banks prior to the effectiveness of such amendments and, in the event such change would be adverse to the Banks as determined by the Agent in its reasonable discretion, obtaining the prior written consent of the Required Banks.

                The Loan Parties shall not, and shall not permit any Subsidiary to, amend or modify any provisions of the Acquisition Agreements in any material manner or in a manner adverse to the Banks without providing at least ten (10) calendar days' prior notice to the Agent, and in the event such change would be adverse to the Banks as determined by the Agent in its reasonable discretion, obtaining the prior written consent of the Required Banks.

                8.2.15  CAPITAL EXPENDITURES AND LEASES.

                Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any payments on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease, if the aggregate of all such payments, as measured at the end of each fiscal quarter of the Borrower for the four fiscal quarters then ended, is greater than five percent (5%) of the consolidated revenues of the Borrower and its Subsidiaries, as measured at the end of such fiscal quarter of the Borrower for the four fiscal quarters then ended. Capital Expenditures measured as of any quarter shall be based on actual capital expenditures for the four fiscal quarters then ended. All such capital expenditures and capitalized leases shall be made under usual and customary terms and in the ordinary course of business. Property purchased from the proceeds of a Casualty and property purchased from the proceeds of a disposition of assets pursuant to Section 8.2.7(v) shall be excluded for purposes of calculating the above payment limitations. In addition, consideration paid by the Borrower and its Subsidiaries in connection with the acquisition of the Founding Companies and Consideration shall be excluded from the calculation of the aggregate capital expenditures set forth above.

                Each of the Loan Parties shall not, and shall not permit its Subsidiaries to, make any payments exceeding $10,000,000 in the aggregate in any period of four (4) consecutive fiscal quarters on account of the rental or lease of real or personal property of any other Person which does not constitute a capitalized lease. All such leases shall be made under usual and customary terms and in the ordinary course of business.

                8.2.16  MINIMUM FIXED CHARGE COVERAGE RATIO.

                The Loan Parties shall not at any time permit the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter for the four (4) fiscal quarters then ended, commencing with the fiscal quarter ended June 30, 2000, to be less than the ratio set forth below for the periods specified below:

            Fiscal quarters ending
          during the following Periods                        Ratio
          ----------------------------                        -----
          Closing Date through 6/29/02                    1.00 to 1.00
          6/30/02 through 6/29/03                         1.05 to 1.00
          6/30/03 and thereafter                          1.10 to 1.00

                8.2.17  MAXIMUM LEVERAGE RATIO.

                The Loan Parties shall not at any time permit the Leverage Ratio, calculated as of the end of each fiscal quarter for the four (4) fiscal quarters then ended, commencing with the fiscal quarter ended June 30, 2000, to exceed the ratio set forth below for the periods specified below:

            Fiscal quarters ending
          during the following Periods                        Ratio
          ----------------------------                        -----
          Closing Date through 12/31/00                   4.00 to 1.00

          1/01/01 through 6/30/02                         3.75 to 1.00
          7/01/02 through 6/30/03                         3.50 to 1.00
          7/01/03 through 6/30/04                         3.00 to 1.00
          7/01/04 and thereafter                          2.50 to 1.00

                8.2.18  MINIMUM INTEREST COVERAGE RATIO.

                The Loan Parties shall not permit at any time the ratio of Consolidated EBITDA to consolidated cash interest expense of the Borrower and its Subsidiaries, calculated as of the end of each fiscal quarter for the four
(4) fiscal quarters then ended, commencing with the fiscal quarter ended June 30, 2000, to be less than the ratio set forth below for the periods specified below:

            Fiscal quarters ending
          during the following Periods                        Ratio
          ----------------------------                        -----
          Closing Date through 6/29/01                    2.75 to 1.00
          6/30/01 through 6/29/02                         3.00 to 1.00
          6/30/02 through 6/29/03                         3.25 to 1.00
          6/30/03 and thereafter                          3.50 to 1.00

                8.2.19  CALCULATION OF FINANCIAL STATEMENT COVENANTS.

                For purposes of calculating compliance with the financial statement covenants set forth in Section 8.2.6(2) and Sections 8.2.16 through
8.2.18 and the interest rates and fees set forth on Pricing Grid, the following will be taken into account:

                        (i) for the calendar quarter ended September 30, 1999, Consolidated EBITDA shall be deemed to be $10,000,000, for the calendar quarter ended December 31, 1999, Consolidated EBITDA shall be deemed to be $10,000,000, and for the calendar quarter ended March 31, 2000, Consolidated EBITDA shall be deemed to be $10,000,000;

                        (ii) With respect to any period after March 31, 2000 during which the acquisition of a Founding Company or a Permitted Acquisition has occurred, for purposes of determining compliance with the financial covenants set forth in Sections 8.2.16 through 8.2.18, Consolidated EBITDA and the components of Fixed Charges shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments similar in nature to those outlined in the due diligence reports delivered pursuant to Sections 7.1.18 [Due Diligence and Contingent Liabilities] and 8.2.6(2)(iv) [Liquidations, Mergers, Consolidations, Acquisitions]), using the historical financial statements of the Founding Companies and the acquired entity in a Permitted Acquisition and the consolidated financial statements of the

Borrower and its Subsidiaries which shall be reformulated as if the acquisition of the Founding Companies and such Permitted Acquisition, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

        8.3     REPORTING REQUIREMENTS.

        The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, other than contingent Obligations for indemnification, the Loan Parties will furnish or cause to be furnished to the Agent and each of the Banks the financial reports and other information set forth on EXHIBIT 8.3.


                                   9. DEFAULT

        9.1     EVENTS OF DEFAULT.

        An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                9.1.1   PAYMENTS UNDER LOAN DOCUMENTS.

                The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) or any, Reimbursement Obligation or Letter of Credit Borrowing after such principal or payment becomes due in accordance with the terms hereof, or the Borrower shall fail to pay any interest on any Loan or any other amount owing hereunder or under the other Loan Documents within a period of three Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

                9.1.2   BREACH OF WARRANTY.

                Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any materially adverse respect as of the time it was made or furnished;

                9.1.3   BREACH OF NEGATIVE COVENANTS OR VISITATION RIGHTS.

                Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.6 [Visitation Rights] or
Section 8.2 [Negative Covenants];

                9.1.4   BREACH OF OTHER COVENANTS.

                Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of fifteen
(15) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);

                9.1.5   DEFAULTS IN OTHER AGREEMENTS OR INDEBTEDNESS.

                A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $1,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                9.1.6   FINAL JUDGMENTS OR ORDERS.

                Any final judgments or orders for the payment of money in excess of $1,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

                9.1.7   LOAN DOCUMENT UNENFORCEABLE.

                Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Loan Party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested by a Loan Party or cease to give or provide the respective Liens, security interests, rights, titles, interests, material remedies, powers or privileges intended to be created thereby;

                9.1.8   UNINSURED LOSSES; PROCEEDINGS AGAINST ASSETS.

                There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $1,000,000 or the Collateral or any other of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty
(30) days thereafter;

                9.1.9   NOTICE OF LIEN OR ASSESSMENT.

                A notice of Lien or assessment in excess of $1,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                9.1.10  INSOLVENCY.

                Any Loan Party or any Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

                9.1.11  EVENTS RELATING TO PLANS AND BENEFIT ARRANGEMENTS.

                Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its consolidated tangible net worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v),
(vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and its Subsidiaries;

                9.1.12  CESSATION OF BUSINESS.

                Any Loan Party or Subsidiary of a Loan Party ceases to conduct its business as contemplated (other than Affiliates of Founding Companies or Persons acquired in connection with Permitted Acquisitions where the Borrower intends to discontinue the operations of such Person promptly following the acquisition), except as expressly permitted under Section 8.2.6 [Liquidations, Mergers, Etc.] or Section 8.2.7 [Dispositions of Assets or Subsidiaries], or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

                9.1.13  CHANGE OF CONTROL.

                A Change of Control shall occur;

                9.1.14  INVOLUNTARY PROCEEDINGS.

                A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                9.1.15  VOLUNTARY PROCEEDINGS.

                Any Loan Party or Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing, or there shall occur an "EVENT OF NONCOMPLIANCE" as such term is defined in the Borrower's Amended Certificate of Designations for Series A Redeemable Preferred Stock and Certificate of Designations for Series B Preferred Stock of Linc.net, Inc. filed with the Delaware Secretary of State.

        9.2     CONSEQUENCES OF EVENT OF DEFAULT.

                9.2.1 EVENTS OF DEFAULT OTHER THAN BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

                If an Event of Default specified under Sections 9.1.1 through
9.1.13 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash collateral to the Borrower; and

                9.2.2   BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

                If an Event of Default specified under Section 9.1.14 [Involuntary Proceedings] or 9.1.15 [Voluntary Proceedings] shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                9.2.3   SET-OFF.

                If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of EXHIBIT 10 and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document, any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Agent; and

                9.2.4   SUITS, ACTIONS, PROCEEDINGS.

                If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

                9.2.5   APPLICATION OF PROCEEDS.

                From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations, other than contingent Obligations for indemnification, of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:

                        (i) first, to reimburse the Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                        (ii) second, to the repayment of all Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, PRO RATA based upon their respective shares, if any, of the Indebtedness with respect to which such payment was received; and

                        (iii)   the balance, if any, as required by Law.

                9.2.6   OTHER RIGHTS AND REMEDIES.

                In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents (including the Mortgage), the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

                9.3     NOTICE OF SALE.

                Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.


                                  10. THE AGENT

        In addition to the other provisions set forth in this Agreement, the Agent's rights and obligations are described in and governed by the provisions of EXHIBIT 10.


                                11. MISCELLANEOUS

        11.1    MODIFICATIONS, AMENDMENTS OR WAIVERS.

        With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; PROVIDED, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

                11.1.1  INCREASE OF COMMITMENT; EXTENSION OR EXPIRATION DATE.

                Increase the amount of the Revolving Credit Commitment or Term Loan Commitment of any Bank hereunder or extend the Expiration Date;

                11.1.2 EXTENSION OF PAYMENT; REDUCTION OF PRINCIPAL INTEREST OR FEES; MODIFICATION OF TERMS OF PAYMENT.

                Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank; PROVIDED, that, notwithstanding the foregoing, only the Supermajority Banks of the Affected Class shall be required for any amendment, waiver or consent which extends the due date of any regularly scheduled payment of any Term Loan under
Section 3.6 or reduces the amount thereof (other than the final payment of the Term Loans A or the Term Loans B which shall require the consent of all Banks);

                11.1.3  RELEASE OF COLLATERAL OR GUARANTOR.

                Except for sales of assets permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries], release any Collateral consisting of capital stock or other ownership interests of any Loan Party or its Subsidiary, any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations. Without the written consent of all the Banks, no agreement, waiver or consent which releases substantially all of the assets of any Loan Party shall be effective; or

                11.1.4  MISCELLANEOUS

Amend Section 5.2 [Pro Rata Treatment of Banks], Paragraphs 6 or 13 of EXHIBIT 10 [Agent Provisions] or this Section 11.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks or Supermajority Banks of the Affected Class, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder; PROVIDED, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent.

        11.2    NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED.

        No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

        11.3    REIMBURSEMENT AND INDEMNIFICATION OF BANKS BY THE BORROWER;
                TAXES.

                The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's Obligations are set forth in Paragraph 5 of EXHIBIT 10 [Reimbursement of Agent By Borrower, Etc.]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (excluding allocated costs of staff counsel) for each Bank), incurred by such Bank (a) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (b) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

        11.4    HOLIDAYS.

        Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.2 [Interest Periods] with respect to Euro-Rate Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

        11.5    FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE.

                11.5.1  NOTIONAL FUNDING.

                Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, PROVIDED that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 5.6 [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

                11.5.2  ACTUAL FUNDING.

                Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section
11.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 5.6 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

        11.6    NOTICES.

        Any notice, request, demand, direction or other communication (for purposes of this Section 11.6 only, a "NOTICE") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "WEBSITE POSTING") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 11.6) in accordance with this Section 11.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on SCHEDULE 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 11.6. Any Notice shall be effective:

                (a)     In the case of hand-delivery, when delivered;

                (b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

                (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

                (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

                (e) In the case of electronic transmission, when actually received;

                (f) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 11.6; and

                (g) If given by any other means (including by overnight courier), when actually received.

Any Bank giving a Notice to a Loan Party shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of its receipt of such Notice.

        11.7    SEVERABILITY.

        The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

        11.8    GOVERNING LAW.

        Each Letter of Credit, Section 2.8 [Letter of Credit Subfacility] and
EXHIBIT 2.8 shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

        11.9    PRIOR UNDERSTANDING.

        This Agreement and the other Loan Documents supersede all prior understandings and agreements (excluding the Agent's Letter, as described in EXHIBIT 10), whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

        11.10   DURATION; SURVIVAL.

        All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 8.1 [Affirmative Covenants], 8.2 [Negative Covenants] and 8.3 [Reporting Requirements] and
EXHIBIT 8.3 herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments], Paragraphs 5 and 7 of EXHIBIT 10 [Agent Provisions] and 11.3 [Reimbursement of Banks by Borrower; Etc.], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

        11.11   SUCCESSORS AND ASSIGNS.

                        (i) This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, PROVIDED that (1) no consent of the Borrower shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Bank to an Affiliate of such Bank, and (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be in amounts less than the lesser of $2,500,000 or the amount of the assigning Bank's Commitment. Prior to the occurrence of an Event of Default, if PNC Bank makes an assignment which causes its Commitments to be less than $35,000,000, it shall, at the request of the Borrower, resign its position as Agent. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment or Term Loan assumed by it and a new Revolving Credit Note or Term Note to the assigning Bank in an amount equal to the Revolving Credit Commitment or Term Loan retained by it hereunder. Any Bank which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Bank shall pay to the Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 9.2.3 [Set-off] (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 11.1.1 [Increase of Commitment, Etc.], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor]), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

                        (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in
Section 11.17 [Tax Withholding Clause] relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), PROVIDED that such assignees and participants agree to be bound by the provisions of Section 11.12 [Confidentiality].

                        (iii) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the Transferor Bank of its obligations hereunder or under any other Loan Document.

        11.12   CONFIDENTIALITY.

                11.12.1 GENERAL.

                The Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality,
(ii) to assignees and participants as contemplated by Section 11.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

                11.12.2 SHARING INFORMATION WITH AFFILIATES OF THE BANKS.

                Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties hereby authorizes each Bank to share any information delivered to such Bank by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or Affiliate of any Bank receiving such information shall be bound by the provisions of Section 11.12.1 as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

        11.13   COUNTERPARTS.

        This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

        11.14   AGENT'S OR BANK'S CONSENT.

        Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

        11.15   EXCEPTIONS.

        The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

        11.16   CONSENT TO FORUM; WAIVER OF JURY TRIAL.

        EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

        11.17   TAX WITHHOLDING CLAUSE.

        Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrower and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

        11.18   JOINDER OF GUARANTORS.

        Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Agent (i) a Guarantor Joinder in substantially the form attached hereto as EXHIBIT 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) documents in the forms described in Section 7.1 [Loans and Letters of Credit] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests to the Agent for the benefit of the Banks in all Collateral held by such Subsidiary. In the case of a Permitted Acquisition, the Person or

Persons acquired shall deliver such Guarantor Joinder upon consummation of the Permitted Acquisition. In all other cases, the Loan Parties shall deliver such Guarantor Joinder and related documents to the Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

                            [SIGNATURE PAGES FOLLOW]

        [SIGNATURE PAGE 1 OF 11 TO AMENDED AND RESTATED CREDIT AGREEMENT]


     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


                                  LINC.NET, INC.


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------


                                  LINC.NET ACQUISITION CORP.


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------


                                  CAPITAL LAND SERVICES INC.


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------


                                  LINC.NET ACQUISITION CORP. II


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------

        [SIGNATURE PAGE 2 OF 11 TO AMENDED AND RESTATED CREDIT AGREEMENT]


                                  MULLER & PRIBYL UTILITIES, INC.

                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------


                                  M & P UTILITIES, INC.


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------


                                  C & B ASSOCIATES, LTD. By Linc.net
                                  Acquisition Corp. II, its general partner


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------


                                  C & B ASSOCIATES II, LTD. By Linc.net
                                  Acquisition Corp. II, its general partner


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------


                                  NORTH SHORE CABLE CONTRACTORS, INC.


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------

        [SIGNATURE PAGE 3 OF 11 TO AMENDED AND RESTATED CREDIT AGREEMENT]


                                  TELPRO TECHNOLOGIES, INC.


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------


                                  GEORGE M. CONSTRUCTION, INC.


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------


                                  UTILITY CONSULTANTS, INC.


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------


                                  COMMUNICOR TELECOMMUNICATIONS, INC.


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------


                                  COMMUNICATIONS CONSTRUCTION COMPANY


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------


                                  COMMUNICOR EQUIPMENT COMPANY


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------

        [SIGNATURE PAGE 4 OF 11 TO AMENDED AND RESTATED CREDIT AGREEMENT]


                                  PNC BANK, NATIONAL ASSOCIATION,
                                  individually and as Agent


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------

        [SIGNATURE PAGE 5 OF 11 TO AMENDED AND RESTATED CREDIT AGREEMENT]


                                  GENERAL ELECTRIC CAPITAL
                                  CORPORATION, individually and as Syndication
                                  Agent


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------

        [SIGNATURE PAGE 6 OF 11 TO AMENDED AND RESTATED CREDIT AGREEMENT]


                                  HELLER FINANCIAL, INC.


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------

        [SIGNATURE PAGE 7 OF 11 TO AMENDED AND RESTATED CREDIT AGREEMENT]


                                  KEY CORPORATE CAPITAL INC.


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------

        [SIGNATURE PAGE 8 OF 11 TO AMENDED AND RESTATED CREDIT AGREEMENT]


                                  UNION PLANTERS BANK


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------

        [SIGNATURE PAGE 9 OF 11 TO AMENDED AND RESTATED CREDIT AGREEMENT]


                                  ANTARES CAPITAL CORPORATION


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------

       [SIGNATURE PAGE 10 OF 11 TO AMENDED AND RESTATED CREDIT AGREEMENT]


                                  CHASE BANK OF TEXAS, NATIONAL
                                  ASSOCIATION, AS TRUSTEE OF THE
                                  ANTARES FUNDING TRUST created under the
                                  Trust Agreement dated as of November 30, 1999


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------

       [SIGNATURE PAGE 11 OF 11 TO AMENDED AND RESTATED CREDIT AGREEMENT]


                                  FIRST UNION NATIONAL BANK


                                  By:
                                     ----------------------------------

                                  Title:
                                        -------------------------------

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

        PART 1 - COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS


                                 AMOUNT OF                AMOUNT OF              AMOUNT OF
                                COMMITMENT             COMMITMENT FOR           COMMITMENT
                               FOR REVOLVING            TERM LOANS A             FOR TERM             RATABLE SHARE
      BANK                     CREDIT LOANS            --------------             LOANS B             -------------
      ----                     ------------                                       -------
Name:

PNC Bank, National            $13,901,601.83           $46,338,672.77           $46,338,672.77          46.3387%
Association

Address:
249 Fifth Avenue
Pittsburgh, PA  15222
Attention: James A. Fink
Telephone: (412) 762-8746
Telecopy: (412) 705-0984

James.fink@pncbank.com

Name:
Heller Financial, Inc.         $2,608,695.65            $8,695,652.17            $8,695,652.17           8.6957%

Address:
500 West Monroe Street
Chicago, IL  60661
Attention: Jackie Brown
Telephone: (312) 441-6930
Telecopy: same as above
Jbrown@hellerfin.com

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

Name:
General Electric Capital       $6,315,789.47           $21,052,631.58           $21,052,631.58          21.0526%
Corporation

Address:
335 Madison Avenue
12th Floor
New York, NY  10017
Attention: Christian DeAngelis
Telephone: (212) 370-8091
Telecopy: (212) 983-8767
christian.deangelis@gecapital.com

Name:
Antares Capital Corporation    $1,956,521.74            $6,521,739.13              $521,739.13

Address:
311 S. Wacker Drive,
Suite 2725
Chicago, IL  60606
Attention:  Mike King
Telephone: (312) 697-3949
Telecopy: (312) 697-3998
Mking@antareslev.com

Name:
Antares Funding Trust, L.P.              -0-                      -0-            $6,000,000.00

Address:
c/o Chase Bank of Texas, N.A.
600 Travis Street, 50th Floor
Houston, TX  77002
Attention: Edmund Kwan
Telephone: (713) 216-3954
Telecopy: (713) 216-3571

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

Name:
First Union National Bank      $1,956,521.74            $6,521,739.13            $6,521,739.13           6.5217%

Address:
NC0760
201 South College Street
Charlotte, NC  28288-0760
Attention: Douglas A. Nickel
Telephone: (704) 383-4003
Telecopy: (704) 715-1117

Name:
Key Corporate Capital Inc.     $1,956,521.74            $6,521,739.13            $6,521,739.13           6.5217%

Address:
66 South Pearl Street,
6th Floor
Albany, NY  12207
Attention: Jay McKenney
Telephone: (518) 487-4167
Telecopy: (518) 488-5199
Jay_r_mckenney@keybank.com

Name:
Union Planters Bank            $1,304,347.83            $4,347,826.09            $4,347,826.09           4.3478%

Address:
1489 West Palmetto Park Rd.
Boca Raton, FL  33486
Attention:  Tom Thureson
Telephone: (561) 361-5623
Telecopy: (561) 361-5612
Thomas.thureson@unionplanters-fla.com


         Total                $30,000,000.00          $100,000,000.00          $100,000,000.00         100.0000%
                              --------------          ---------------          ---------------         ---------

                                   EXHIBIT 2.8

                           LETTER OF CREDIT PROVISIONS

1.   ISSUANCE OF LETTERS OF CREDIT.

     Borrower may request the issuance of a letter of credit (each a "LETTER OF CREDIT") on behalf of itself or another Loan Party by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 11:00 a.m., Pittsburgh time, at least five (5) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be either a Standby Letter of Credit or a Commercial Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this EXHIBIT 2.8, the Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than ten (10) Business Days prior to the Expiration Date and providing that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $10,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the lesser of the Borrowing Base or the Revolving Credit Commitments, as such Commitments are available based upon consummation of the acquisition of the Founding Companies as provided in Section 2.1.

2.   LETTER OF CREDIT FEES.

     The Borrower shall pay (i) to the Agent for the ratable account of the Banks a fee (the "LETTER OF CREDIT FEE") equal to the Applicable Margin for the Revolving Credit Euro-Rate Option, and (ii) to the Agent for its own account a fronting fee equal to 1/4% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the last Business Day of each June, September, December and March following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Agent for the Agent's sole account the Agent's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

3.   DISBURSEMENTS, REIMBURSEMENT.

     (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

     (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "REIMBURSEMENT OBLIGATION") the Agent prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Agent under any Letter of Credit (each such date, a "DRAWING DATE") in an amount equal to the amount so paid by the Agent. In the event the Borrower fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in
Section 7.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Agent pursuant to this Paragraph 3 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

     (c)  Each Bank shall upon any notice pursuant to Paragraph 3(b) of this
EXHIBIT 2.8 make available to the Agent an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to Paragraph 2(d) of this EXHIBIT 2.8) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Agent the amount of such Bank's Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Paragraph 3(C).

     (d) With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Paragraph 3(b) of this EXHIBIT 2.8, because of the Borrower's failure to satisfy the conditions set forth in Section 7.2 [Each Additional Loan] other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Agent a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank's payment to the Agent pursuant to Paragraph 3(C) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Participation Advance from such Bank in satisfaction of its participation obligation under this Paragraph 3.

4.   REPAYMENT OF PARTICIPATION ADVANCES.

     (a) Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Bank, in the same funds as those received by the Agent, the amount of such Bank's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Agent.

     (b) If the Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Agent pursuant to Paragraph 4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent the amount of its Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

5.   DOCUMENTATION.

     Each Loan Party agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

6.   DETERMINATIONS TO HONOR DRAWING REQUESTS.

     In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

7.   NATURE OF PARTICIPATION AND REIMBURSEMENT OBLIGATIONS.

     Each Bank's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Paragraph 3 of this EXHIBIT 2.8, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this EXHIBIT 2.8 under all circumstances, including without limitation, the following circumstances: (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Agent, the Borrower or any other Person for any reason whatsoever; the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in
Section 2.1 [Revolving Credit Commitments], 2.4 [Revolving Credit Loan Requests], 2.5 [Making Revolving Credit Loans] or 7.2 [Each Additional Loan] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Paragraph 3 of this EXHIBIT 2.8; (ii) any lack of validity or enforceability of any Letter of Credit; the existence of any claim, set-off, defense or other right which any Loan Party or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; and (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Agent has been notified thereof.

8.   INDEMNITY.

     In addition to amounts payable as provided in Paragraph 5 of EXHIBIT 10 [Agent Provisions], the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of
(A) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

9.   LIABILITY FOR ACTS AND OMISSIONS.

     As between any Loan Party and the Agent, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or
(viii) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.

                                   EXHIBIT 8.3

                             REPORTING REQUIREMENTS

1.   MONTHLY FINANCIAL STATEMENTS.

     As soon as available and in any event within forty-five (45) calendar days after the end of each calendar month other than the last month of each fiscal quarter, the Borrower's financial statements, consisting of a consolidated and, prior to the later of December 31, 2000 or an IPO, consolidating balance sheet as of the end of such month and related consolidated and, prior to the later of December 31, 2000 or an IPO, consolidating statements of income, stockholders' equity and cash flows for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end adjustments and the absence of footnotes) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

     As soon as available and in any event within thirty (30) calendar days after the end of each calendar month, a Borrowing Base Certificate as of the last day of the immediately preceding month in the form of EXHIBIT 1.1(B) hereto, appropriately completed, executed and delivered by the Chief Executive Officer, President or Chief Financial Officer of the Borrower.

2.   QUARTERLY FINANCIAL STATEMENTS.

     As soon as available and in any event within sixty (60) calendar days after the end of each of the first three (3) fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated and, prior to the later of December 31, 2000 or an IPO, consolidating balance sheet as of the end of such fiscal quarter and related consolidated and, prior to the later of December 31, 2000 or an IPO, consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments and the absence of footnotes) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

3.   ANNUAL FINANCIAL STATEMENTS.

     As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated and, prior to the later of December 31, 2000 or an IPO, consolidating balance sheet as of the end of such fiscal year, and related consolidated and, prior to the later of December 31, 2000 or an IPO, consolidating statements of income, retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan Parties shall deliver with such financial statements and certification by their accountants a letter of such accountants to the Agent and the Banks substantially (i) to the effect that, based upon their ordinary and customary examination of the affairs of the Borrower, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrower's calculations with respect to the certificate to be delivered pursuant to paragraph 4 of this SCHEDULE 8.3 with respect to such financial statements and (ii) to the effect that the Banks are intended to rely upon such accountant's certification of the annual financial statements and that such accountants authorize the Loan Parties to deliver such reports and certificate to the Banks on such accountants' behalf.

4.   CERTIFICATE OF THE BORROWER.

     Concurrently with the financial statements of the Borrower furnished to the Agent and to the Banks pursuant to paragraphs 2 and 3 of this EXHIBIT 8.3, a certificate of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of EXHIBIT 8.3.4, to the effect that, except as described pursuant to paragraph 5 of this SCHEDULE 8.3,
(i) the representations and warranties of the Borrower contained in Section 6 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate, (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2 [Negative Covenants], and (iv) containing a general management discussion of the financial statement results for such period. The Borrower shall also provide concurrently with the certificate described above a written summary discussing the financial results for the fiscal quarter/fiscal year then ended and comparing the results to the prior year's fiscal quarter/fiscal year and to the annual budget delivered to the Agent and the Banks pursuant to paragraph 8(a) of this Exhibit 8.3. The certificate delivered with the annual financial statements pursuant to paragraph 3 shall include a determination in reasonable detail of the Excess Cash Flow and the amount of the Mandatory Prepayment of Excess Cash Flow applicable to such fiscal year.

5.   NOTICE OF DEFAULT.

     Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

6.   NOTICE OF LITIGATION.

     Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $250,000 or which if adversely determined would constitute a Material Adverse Change.

7.   CERTAIN EVENTS.

     Written notice to the Agent:

     (a) at least thirty (30) calendar days prior thereto, with respect to any proposed sale or transfer of assets pursuant to Section 8.2.7(iv) or (v) [Dispositions of Assets or Subsidiaries],

     (b) within the time limits set forth in Section 8.2.14 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party; and

     (c) at least thirty (30) calendar days prior thereto, with respect to any change in any Loan Party's locations from the locations set forth in Schedule A to the Security Agreement.

8.   BUDGETS, FORECASTS, OTHER REPORTS AND INFORMATION.

     Promptly upon their becoming available to the Borrower:

     (a) the annual budget and any forecasts or projections of the Borrower, and its Subsidiaries on a consolidated and consolidating basis, to be supplied not later than thirty (30) days after commencement of the fiscal year to which any of the foregoing may be applicable,

     (b) any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,

     (c) any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

     (d) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission,

     (e) a copy of any order in any proceeding to which the Borrower or any of its Subsidiaries is a party issued by any Official Body, and

     (f) such other reports and information as any of the Banks may from time to time reasonably request. The Borrower shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

9.   NOTICES REGARDING PLANS AND BENEFIT ARRANGEMENTS; CERTAIN EVENTS.

     Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

     (a) any Reportable Event with respect to the Borrower or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

     (b) any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

     (c) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

     (d) any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

     (e) any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

     (f) withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan,

     (g) a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

     (h) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

     (i) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

10.  NOTICES OF INVOLUNTARY TERMINATION AND ANNUAL REPORTS

     Promptly after receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and
(b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

11.  NOTICE OF VOLUNTARY TERMINATION.

     Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                   EXHIBIT 10

                                AGENT PROVISIONS

1.   APPOINTMENT.

     Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

2.   DELEGATION OF DUTIES.

     The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Paragraphs 5 and 6 of this EXHIBIT 10, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

3.   NATURE OF DUTIES; INDEPENDENT CREDIT INVESTIGATION.

                  The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this

Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

4.   ACTIONS IN DISCRETION OF AGENT; INSTRUCTIONS FROM THE BANKS.

     The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Paragraph 6 of this EXHIBIT 10. Subject to the provisions of Paragraph 6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

5.   REIMBURSEMENT AND INDEMNIFICATION OF AGENT BY THE BORROWER.

     The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including reasonable fees and expenses of counsel, appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents (provided that prior to an Event of Default, the Borrower shall only be responsible to reimburse the Agent for expenses of the Agent relating to one audit of the Loan Parties books and records in each year), (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

6.   EXCULPATORY PROVISIONS; LIMITATION OF LIABILITY.

     Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (C) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

7.   REIMBURSEMENT AND INDEMNIFICATION OF AGENT BY BANKS.

     Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (C) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

8.   RELIANCE BY AGENT.

     The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

9.   NOTICE OF DEFAULT.

     The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

10.  NOTICES.

     The Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

11.  BANKS IN THEIR INDIVIDUAL CAPACITIES.

     With respect to its Revolving Credit Commitment, the Revolving Credit Loans, the Term Loan Commitment and the Term Loan made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "BANKS" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

12.  HOLDERS OF NOTES.

     The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

13.  EQUALIZATION OF BANKS.

                  The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 4.4.2, 5.4.2 or 5.6. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

14.  SUCCESSOR AGENT.

     The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation), in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "AGENT" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this EXHIBIT 10 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

15.  AGENT'S FEE.

     The Borrower shall pay to the Agent a nonrefundable fee (the "AGENT'S FEE") under the terms of a letter (the "AGENT'S LETTER") between the Borrower and Agent, dated June 16, 2000 as amended from time to time.

16.  AVAILABILITY OF FUNDS.

     The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Paragraph 16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three
(3)-day period.

17   CALCULATIONS.

     In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

18.  BENEFICIARIES.

     Except as expressly provided herein, the provisions of this EXHIBIT 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                                 SCHEDULE 1.1(A)

                                  PRICING GRID

----------------------- --------------------------- --------------------------- --------------------------- ------------------------
                                 LEVEL I                     LEVEL II                   LEVEL III                  LEVEL IV
----------------------- --------------------------- --------------------------- --------------------------- ------------------------
Basis for               If the Leverage Ratio is    If the Leverage Ratio is    If the Leverage Ratio is    If the Leverage Ratio
Pricing*                less than 1.75x             equal to or greater than    equal to or greater than    is equal to or greater
                                                    1.75x but less than 2.25x   2.25x but less than 2.75x   than 2.75x
----------------------- --------------------------- --------------------------- --------------------------- ------------------------
REVOLVER
----------------------- --------------------------- --------------------------- --------------------------- ------------------------
Revolving Credit                   275                         300                         325                        350
Euro-Rate Margin
======================= =========================== =========================== =========================== ========================
Revolving Credit Base              125                         150                         175                        200
Rate Margin
======================= =========================== =========================== =========================== ========================
TERM LOAN A
======================= =========================== =========================== =========================== ========================
Term Loan A Euro-Rate              275                         300                         325                        350
Margin
======================= =========================== =========================== =========================== ========================
Term Loan A Base Rate              125                         150                         175                        200
Margin
======================= =========================== =========================== =========================== ========================
COMMITMENT FEE                    37.50                       37.50                         50                        50
----------------------- --------------------------- --------------------------- --------------------------- ------------------------

All pricing is expressed in basis points. A basis point is equal to 1/100 of 1%.

                                 EXHIBIT 1.1 (B)

                           BORROWING BASE CERTIFICATE

                                                       DATE: ____________

In accordance with the terms of the Amended and Restated Credit Agreement dated as of ____________, 2000, as further amended from time to time (the "CREDIT AGREEMENT"), among Linc.net, Inc. (the "BORROWER"), the Guarantors party thereto, and General Electric Capital Corporation, as Syndication Agent, and PNC Bank, National Association, as Agent (the "AGENT"), and various lenders party thereto (the "BANKS"), the Borrower hereby makes the following certification:

Total Accounts                                                                          1.  $
                                                                                             ---------
Less Ineligible Accounts                                                                2.  $
                                                                                             ---------
Eligible Accounts                                                                       3.  $
                                                                                             ---------
Account Advance Rate                                                                    x    .85
                                                                                             ---------
Account Availability                                                                    4.  $
                                                                                             ---------
Total Inventory                                                                         5.  $
                                                                                             ---------
Less Ineligible Inventory                                                               6.  $
                                                                                             ---------
Eligible Inventory                                                                      7.  $
                                                                                             ---------
Inventory Advance Rate                                                                  x    .50
                                                                                             ---------
Inventory Availability                                                                  8.  $
                                                                                             ---------
Line 4 plus Line 8 (Borrowing Base)                                                     9.  $
                                                                                             ---------
Maximum Amount of Revolving Facility (As available pursuant to Section 2.1)             10. $
                                                                                             ---------
Availability for Revolving Credit Usage (lesser of lines 9 and 10)                      11. $
                                                                                             ---------
Revolving Credit Loans Outstanding                                                      12. $
                                                                                             ---------
Letters of Credit Outstanding                                                           13. $
                                                                                             ---------
Sum of (12) and (13)                                                                    14. $
                                                                                             ---------
Excess (deficiency) ((11) minus (14))                                                   15. $
                                                                                             ---------

CERTIFIED BY:
             -----------------------

TITLE:
      ------------------------------